SCHEDULE 14A INFORMATION

                    Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934
                               (Amendment No. __)


Filed by the Registrant  [ X ]

Filed by a Party other than the Registrant  [   ]

Check the appropriate box:

[   ]  Preliminary Proxy Statement

[   ]  Confidential, for Use of the Commission Only (as permitted by
       Rule 14a-6(e)(2))

[ X ]  Definitive Proxy Statement

[   ]  Definitive Additional Materials

[   ]  Soliciting Material Pursuant to Section 240.14a-11(c) or
       Section 240.14a-12

                           Environment One Corporation
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                (Name of Registrant as Specified in its Charter)


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     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[   ]  No fee required

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[ X ]  Fee paid previously with preliminary materials.

[   ]  Check box if any part of the fee is offset as provided by Exchange
       Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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[Logo]

                                                                    May 22, 1998

                           ENVIRONMENT ONE CORPORATION

To Our Shareholders:

     You are cordially invited to attend a Special Meeting of Shareholders of Environment One Corporation (the "Company") to be held on June 11, 1998 at the offices of Stoel Rives LLP, 900 SW Fifth Avenue, 26th Floor, Portland, Oregon at 9:00 A.M., local time (the "Special Meeting").

     At the Special Meeting, you will be asked to approve an Agreement and Plan of Merger, dated as of February 24, 1998 (the "Merger Agreement"), by and among the Company, Precision Castparts Corp., an Oregon corporation ("PCC"), and EOC Acquisition Corporation, a New York corporation and a wholly owned direct subsidiary of PCC ("EOC"), pursuant to which EOC will be merged with and into the Company (the "Merger"), with the Company surviving the Merger. Details of the proposed Merger and other important information are contained in the accompanying Proxy Statement.

     The Merger is the second and final step in the acquisition of the Company by PCC pursuant to the terms of the Merger Agreement. The first step provided for in the Merger Agreement was a tender offer by EOC (the "Offer") for all the outstanding shares of common stock of the Company (the "Shares"). Promptly after expiration of the Offer on March 30, 1998, EOC purchased 3,714,046 Shares for $15.25 in cash per Share.

     In the Merger, the Company's remaining shareholders (other than EOC, PCC and the Company) will receive the same consideration paid in the tender offer, $15.25 in cash for each Share owned, and thereafter they will have no further equity interest in the Company.

     Your Board of Directors, after careful consideration, has unanimously approved the Merger Agreement and determined that the Offer and the Merger are fair and in the best interests of the Company and its shareholders. In addition, in connection with its approval of the transaction with PCC, the Board of Directors of the Company received a written opinion dated February 23, 1998 from Miller, Johnson & Kuehn, Inc. to the effect that, as of the date of such opinion and subject to certain matters stated therein, the $15.25 per Share price to be received by the holders of Shares (other than PCC, EOC and the Company) in the Offer and the Merger was fair to such holders from a financial point of view. The full text of the written opinion dated February 23, 1998 of Miller, Johnson & Kuehn, Inc., which sets forth the assumptions made, matters considered and limitations on the review undertaken, is attached as Annex A to the enclosed Proxy Statement and should be read carefully in its entirety. Your Board of Directors recommends that you vote FOR the approval and adoption of the Merger Agreement.

     Approval of the proposed Merger requires the affirmative vote of the holders of 66 2/3% of the outstanding Shares. As a result of the completion of the Offer, EOC beneficially owns and has the right to vote at the Special Meeting sufficient Shares to cause the Merger Agreement to be approved without the affirmative vote of any other shareholder. While this means that approval of the proposal by the requisite vote of shareholders is assured, management believes

                          ENVIRONMENT ONE CORPORATION
             2773 BALLTOWN ROAD - SCHENECTADY, NEW YORK 12309-1090
            TELEPHONE 518-346-6161 - FAX 518-346-6188 - www.eone.com
that it is important that your Shares in the Company be represented at the Special Meeting, regardless of the number of Shares you hold.

     We urge you to read the enclosed material carefully and request that you sign, date and return the enclosed proxy form in the enclosed envelope as soon as possible. You may, of course, attend the Special Meeting and vote in person, even if you have previously returned your proxy card.

                                       Sincerely,



                                       Stephen V. Ardia
                                       Chairman of the Board,
                                       President and CEO

                           ENVIRONMENT ONE CORPORATION

                    NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                           TO BE HELD ON JUNE 11, 1998

To the Shareholders of Environment One Corporation:

     At the direction of the Board of Directors, notice is hereby given that a Special Meeting (the "Special Meeting") of Shareholders of Environment One Corporation, a New York corporation, will be held on June 11, 1998 at the offices of Stoel Rives LLP, 900 SW Fifth Avenue, 26th Floor, Portland, Oregon at 9:00 A.M., local time, for the following purposes:

1. To consider and vote upon a proposal to approve an Agreement and Plan of Merger, dated as of February 24, 1998 (the "Merger Agreement"), by and among the Company, Precision Castparts Corp. ("PCC"), and EOC Acquisition Corporation ("EOC"), pursuant to which: (a) EOC will be merged with and into the Company (the "Merger"), with the Company as the surviving corporation, and all of the common stock of the Company, par value $.10 per share (the "Common Stock"), will be owned by PCC; and (b) each share of Common Stock (a "Share"), other than Shares held by EOC, PCC or the Company, will be converted into the right to receive $15.25 in cash, without interest; and

2. To transact such other business as may properly come before the Special Meeting and any adjournments thereof.

     The Company's Board of Directors has fixed the close of business on May 13, 1998 as the record date for the determination of shareholders entitled to notice of and to vote at the Special Meeting. Only shareholders of the Company of record at such time will be entitled to notice of and to vote at the Special Meeting and any adjournments thereof.

     There is enclosed, as a part of this Notice, a Proxy Statement, and the annexes thereto, which contains further information regarding the Special Meeting, the Merger and other related matters. To ensure that your vote will be counted, please complete, date and sign the enclosed proxy form and return it promptly in the enclosed postage-paid envelope, whether or not you plan to attend the Special Meeting. Executed proxies with no instructions indicated thereon will be voted for approval and adoption of the Merger Agreement and the Merger. You may revoke your proxy in the manner described in the accompanying Proxy Statement at any time before it is voted at the Special Meeting.



                                       Edward J. Grogan
                                       Corporate Secretary

May 22, 1998
Niskayuna, New York

                             YOUR VOTE IS IMPORTANT

          PLEASE COMPLETE AND SIGN THE ACCOMPANYING FORM OF PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE WHETHER OR NOT YOU INTEND TO BE PRESENT AT THE SPECIAL MEETING. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES. RETURNING YOUR PROXY DOES NOT AFFECT YOUR RIGHT TO CHANGE YOUR VOTE OR VOTE IN PERSON IN THE EVENT YOU ATTEND THE SPECIAL MEETING. PLEASE DO NOT SEND IN YOUR COMMON STOCK CERTIFICATES AT THIS TIME.

                           ENVIRONMENT ONE CORPORATION
                               2773 Balltown Road
                         Niskayuna, New York 12309-1090

                                 PROXY STATEMENT
        FOR A SPECIAL MEETING OF SHAREHOLDERS TO BE HELD ON JUNE 11, 1998

     This Proxy Statement is being furnished in connection with the solicitation of proxies by the Board of Directors of Environment One Corporation, a New York corporation (the "Company"), to be used at a Special Meeting of Shareholders to be held at the offices of Stoel Rives LLP, 900 SW Fifth Avenue, 26th Floor, Portland, Oregon at 9:00 A.M., local time, and any adjournments or postponements thereof. The mailing address of the principal executive offices of the Company is 2773 Balltown Road, Niskayuna, New York 12309-1090. This Proxy Statement and the Proxy Form and Notice of Special Meeting, all enclosed herewith, are first being mailed to the shareholders of the Company on or about May 22, 1998.

     The purpose of the Special Meeting is to consider and act upon a proposal recommended by the Board of Directors of the Company to approve and adopt the Agreement and Plan of Merger, dated as of February 24, 1998 (the "Merger Agreement"), by and among the Company, Precision Castparts Corp., an Oregon corporation ("PCC"), and EOC Acquisition Corporation, a New York corporation and a wholly owned direct subsidiary of PCC ("EOC"), pursuant to which EOC will be merged with and into the Company (the "Merger"), with the Company as the surviving corporation.

     EOC was formed at the direction of PCC for the purpose of entering into the Merger Agreement and effecting the transactions contemplated thereby. For further information regarding PCC and EOC, see "Information Concerning EOC and PCC."

     Pursuant to the Merger Agreement, as the first step in the acquisition of the Company by PCC and EOC, on March 3, 1998, EOC commenced a cash tender offer (the "Offer") for all of the outstanding shares of common stock of the Company, par value $.10 per share (the "Shares"), at $15.25 per Share in cash. After expiration of the Offer on March 30, 1998, EOC purchased 3,714,046 Shares, which is approximately 86.5% of the outstanding Shares. The Merger is the second and final step in the acquisition by PCC and EOC of all of the outstanding Shares. In the Merger each outstanding Share, other than Shares held by EOC, PCC or the Company, will be converted into the right to receive $15.25 in cash, without interest, and the holders of such Shares will thereafter have no remaining equity interest in the Company.

     As a result of the purchase of Shares pursuant to the Offer, EOC has the right to vote sufficient Shares to cause the Merger Agreement to be approved and adopted without the affirmative vote of any other shareholder.

     Only holders of record of Shares at the close of business on May 13, 1998 (the "Record Date") are entitled to notice of, and to vote at, the Special Meeting. The Shares represent the only outstanding voting securities of the Company, and each Share represents the right to cast one vote. As of the Record Date, there were 4,295,827 Shares outstanding held by approximately 915 holders of record.

     Each shareholder is requested to sign and return the enclosed proxy card in order to ensure that his or her Shares are voted. Proxies in the form enclosed, unless previously revoked, will be voted at the Special Meeting. A shareholder giving a proxy may revoke it at any time before it is voted at the Special Meeting by sending in a proxy bearing a later date, by delivering a written notice of revocation or by attending the Special Meeting in person and casting a ballot or delivering notice of revocation of the proxy. If a choice or instruction is specified by the shareholder on a signed and returned proxy card, the proxy will be voted in accordance with such specification. If no choice or instruction is specified by such shareholder on a signed and returned proxy card, the proxy will be voted as recommended by the Board of Directors. THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE APPROVAL AND ADOPTION OF THE MERGER AGREEMENT.

     Under the Company's Bylaws, 66 2/3 percent of the outstanding Shares entitled to vote represented in person or by proxy is required for a quorum at the Special Meeting. Section 903 of the New York Business Corporation Law ("NYBCL") requires the affirmative vote of 66 2/3% of the outstanding Shares entitled to vote hereon, or 2,863,884 Shares based on the number of Shares outstanding on the Record Date, for approval of the Merger Agreement. EOC beneficially owns and has the right to vote 3,714,046 Shares, or approximately 86.5% of the outstanding Shares, and therefore can, and intends to, cause the Merger Agreement to be approved and adopted without the affirmative vote of any other shareholder.

     After the initial mailing of this Proxy Statement, proxies may be solicited by telephone, telegram or personally by directors, officers and other employees of the Company (who will not receive any additional compensation therefor). All expenses with respect to the solicitation of proxies, including printing and postage costs, will be paid by the Company.

     All information contained in this Proxy Statement concerning PCC and EOC has been supplied by PCC and EOC. With the exception of the aforementioned information, all information contained in this Proxy Statement has been supplied by the Company.

     NO PERSON IS AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROXY STATEMENT, AND IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION SHOULD NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED. THIS PROXY STATEMENT DOES NOT CONSTITUTE THE SOLICITATION OF A PROXY IN ANY JURISDICTION FROM ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH PROXY SOLICITATION IN SUCH JURISDICTION. THE DELIVERY OF THIS PROXY STATEMENT SHALL NOT, UNDER ANY CIRCUMSTANCES, IMPLY THAT THERE HAS

     NOT BEEN ANY CHANGE IN THE INFORMATION SET FORTH HEREIN SINCE THE DATE OF THIS PROXY STATEMENT.

     THE DATE OF THIS PROXY STATEMENT IS MAY 22, 1998.

                                TABLE OF CONTENTS

INTRODUCTION...................................................................1
     GENERAL  .................................................................1
     VOTING AT THE SPECIAL MEETING.............................................2

THE MERGER.....................................................................3
     BACKGROUND OF THE MERGER..................................................3
     RECOMMENDATION OF THE BOARD OF DIRECTORS..................................5
     OPINION OF MILLER, JOHNSON & KUEHN, INC...................................6
     INTERESTS OF CERTAIN PERSONS IN THE MERGER................................8
     PAYMENT OF MERGER CONSIDERATION FOR THE SHARES...........................10
     PURPOSE OF THE OFFER AND THE MERGER......................................10
     ACCOUNTING TREATMENT OF THE MERGER.......................................11
     CERTAIN LEGAL MATTERS; REGULATORY APPROVALS..............................11
     THE MERGER AGREEMENT.....................................................12
     CERTAIN FEDERAL INCOME TAX CONSEQUENCES..................................15

INFORMATION CONCERNING THE COMPANY............................................16

INFORMATION CONCERNING EOC AND PCC ...........................................17

PRICE RANGE OF THE SHARES; DIVIDENDS..........................................18

OWNERSHIP OF SHARES BY DIRECTORS, OFFICERS AND FIVE PERCENT
SHAREHOLDERS..................................................................18

INDEPENDENT PUBLIC ACCOUNTANTS................................................20

SHAREHOLDER PROPOSALS FOR ANNUAL MEETING......................................21

PROXY SOLICITATION; REVOCATION OF PROXIES.....................................21

OTHER MATTERS.................................................................22

ANNEXES

Annex A--Opinion of Miller, Johnson & Kuehn, Inc.

Annex B--Form 10-KSB for the Fiscal Year Ended December 31, 1997 and Form 10-QSB for the Quarterly Period Ended March 31, 1998

INTRODUCTION

GENERAL

     This Proxy Statement is being furnished to shareholders of Environment One Corporation, a New York corporation (the "Company"), in connection with the solicitation of proxies by the Board of Directors of the Company (the "Board of Directors" or the "Board") from holders of the outstanding shares of the common stock of the Company, par value $.10 per share (the "Shares"), for use at the special meeting of shareholders to be held on June 11 at 9:00 A.M., local time, at the offices of Stoel Rives LLP, 900 SW Fifth Avenue, 26th Floor, Portland, Oregon, and at any adjournments or postponements thereof (the "Special Meeting").

     At the Special Meeting, shareholders will be asked to approve and adopt the Agreement and Plan of Merger, dated as of February 24, 1998 (the "Merger Agreement"), by and among the Company, Precision Castparts Corp., an Oregon corporation ("PCC"), and EOC Acquisition Corporation, a New York corporation and a wholly owned direct subsidiary of PCC ("EOC"). The Merger Agreement provides for the merger (the "Merger") of EOC with and into the Company, with the Company to be the surviving corporation (the "Surviving Corporation") in the Merger. As a result of the Merger, the Company will become a wholly owned direct subsidiary of PCC.

     On February 24, 1998, the Company entered into the Merger Agreement with PCC and EOC. On March 3, 1998, EOC commenced a cash tender offer for all outstanding Shares pursuant to an Offer to Purchase (which, together with the related letters of transmittal, constituted the "Offer"), at a price per Share of $15.25 in cash. In accordance with the terms of the Merger Agreement, EOC accepted for payment pursuant to the Offer 3,714,046 Shares, consisting of all Shares validly tendered and not withdrawn as of such date, at $15.25 in cash per Share. The Merger is intended to follow the purchase of Shares pursuant to the Offer as the second and final step in the acquisition of the Company pursuant to the Merger Agreement.

     Under the Company's Bylaws, 66 2/3% of the outstanding Shares entitled to vote, represented in person or by proxy, is required for a quorum at the Special Meeting. Section 903 of the New York Business Corporation Law ("NYBCL") requires the affirmative vote of at least 66 2/3% of the outstanding Shares as of the Record Date (as defined below), or approximately 2,863,884 Shares, for approval of the Merger Agreement. As a result of the purchase of Shares pursuant to the Offer, EOC owns 3,714,046 Shares constituting approximately 86.5% of the issued and outstanding Shares. EOC beneficially owns and has the right to vote 3,714,046 Shares, or approximately 86.5% of the outstanding Shares, and therefore can cause the Merger Agreement to be approved and adopted without the affirmative vote of any other shareholder.

     Pursuant to the terms of the Merger Agreement, after the approval and adoption of the Merger Agreement by the shareholders of the Company, the satisfaction or waiver of the other conditions to the Merger and the filing of a Certificate of Merger or Consolidation with the Secretary of State of the State of New York in accordance with Sections 901 and 904 of the

NYBCL (the date and time of such filing is hereinafter referred to as the "Effective Time"), each Share issued and outstanding immediately prior to the Effective Time (other than Shares held in the treasury of the Company or owned by PCC or EOC (which will be canceled and retired without any conversion thereof and without any payment with respect thereto)) will be canceled, extinguished and converted into the right to receive $15.25 per Share in cash, without interest thereon. At the Effective Time, the stock transfer books of the Company shall be closed and no transfer of Shares shall thereafter be made.

VOTING AT THE SPECIAL MEETING

     The Board of Directors has fixed the close of business on May 13, 1998 as the record date (the "Record Date") for the determination of shareholders entitled to notice of and to vote at the Special Meeting. At the close of business on May 13, 1998, there were 4,295,827 Shares issued and outstanding, each of which is entitled to one vote at the Special Meeting, held by approximately 915 holders of record.

     Shares represented by a properly signed, dated and returned proxy will be treated as present at the meeting for purposes of determining a quorum, without regard to whether the proxy is marked as casting a vote or abstaining. Proxies relating to "street name" Shares that are voted by brokers will be counted as Shares present for purposes of determining the presence of a quorum, but will not be treated as Shares having voted at the Special Meeting as to the Merger proposal if authority to vote is withheld by the broker. As indicated above,
Section 903 of NYBCL requires the affirmative vote of at least 66 2/3% of the outstanding Shares for approval of the Merger Agreement. Accordingly, abstentions and broker non-votes will have the same effect as votes against the approval of the Merger Agreement.

     In order to vote on the approval of the Merger Agreement at the Special Meeting, shareholders may attend the Special Meeting or promptly sign, date and return the enclosed proxy form in the enclosed envelope.

     INSTRUCTIONS WITH REGARD TO THE SURRENDER OF SHARE CERTIFICATES TO THE PAYING AGENT, TOGETHER WITH A LETTER OF TRANSMITTAL TO BE USED FOR THIS PURPOSE, WILL BE FORWARDED TO THE COMPANY'S SHAREHOLDERS AS PROMPTLY AS PRACTICABLE FOLLOWING THE EFFECTIVE TIME. SHAREHOLDERS SHOULD SURRENDER SHARE CERTIFICATES ONLY AFTER RECEIVING A LETTER OF TRANSMITTAL. SHAREHOLDERS SHOULD NOT SEND ANY STOCK CERTIFICATES AT THIS TIME.

THE MERGER

BACKGROUND OF THE MERGER

     In late 1997, in view of increasing consolidation in the Company's market sectors, the emergence of competitors with greater financial resources, combined marketing and distribution networks and additional products and services, and the recent growth in the Company's revenues and earnings, the Board of Directors began considering several alternatives for the Company's future. These alternatives included (i) staying on its current course and executing the strategic plan that was in place, (ii) identifying acquisition targets and implementing an acquisition-oriented growth strategy, and (iii) identifying potential strategic partners which would merge with or acquire the Company.

     In keeping with that approach, in September 1997 the Company engaged The Nassau Group, Inc. ("Nassau"), an investment banking firm that specializes in the water and wastewater industry, to assist in its consideration of these alternatives. In September 1997, Nassau made a presentation to the Board concerning the valuations of publicly traded enterprises in the pump and valve industry as well as the more general environmental water and wastewater treatment industry. Nassau also addressed a variety of strategic options available to the Company, including the possibility of growth through acquisitions as well as exit options, such as a sale to domestic or foreign acquirers. At the same time, the management team made a preliminary recommendation to the Board that given the dynamic changes occurring among its own competitors and peers, the Company might best be able to exploit the opportunities it faced by merging with a strategic player in the industry. The player would most likely be larger and would also allow the Company to execute its own niche-oriented strategic plan and provide a challenging and rewarding growth environment for the Company's employees.

     While the Board continued to have confidence in the Company's business prospects as an independent entity, it determined that the stock market environment and changes in the competitive landscape made it appropriate to examine the viability of a merger or sale of the Company at this juncture. Although the Board did not determine to sell the Company at that point, it authorized management to have Nassau determine the level of interest among a defined group of well-financed, potential strategic acquirers.

     In October 1997, Nassau prepared a confidential package of descriptive material on the Company with the cooperation of the Company's senior management in order to be able to solicit expressions of interest and to respond to unsolicited inquiries. Between October 1997 and January 1998, Nassau held discussions with approximately 20 parties, domestic and foreign, with a strategic interest in the Company. These discussions, conducted under the terms of confidentiality agreements between the Company and the potential acquirers, involved the parties' assessment of the Company's business, as well as terms of potential indications of interest.

     In December 1997, Nassau reported to the Board that there were fewer than five parties which had expressed interest in pursuing an acquisition of the Company at terms which the Board would find attractive. After consideration of the levels of interest indicated by these parties, the Board instructed Nassau and senior management to move forward and negotiate with one of the prospects, PCC, the best possible transaction, although Nassau continued discussions with the other parties which had expressed interest while negotiations with PCC proceeded.

     On December 10, 1997, PCC submitted a preliminary indication of interest. PCC was invited to attend a management presentation on December 22, 1997, which it did. PCC subsequently submitted a draft letter of intent to acquire the Company, which included a proposal that the purchase price be paid in a combination of $12.50 per Share cash at closing and a contingent payment right of up to an additional $3.00 per Share in 1999 if the Company achieved certain revenue and earnings objectives in 1998.

     The Company's Board of Directors met in January 1998, and approved the offer on a preliminary basis, subject to certain clarifications. The Company's legal and financial advisors contacted PCC to clarify and negotiate certain details of the contingent payment and other terms and conditions contained in the letter of intent. On January 21, 1998, the Company and PCC, with the support of their respective Boards of Directors, executed an exclusive, non-binding letter of intent and PCC began its due diligence immediately.

     After execution and delivery of the letter of intent, PCC entered into a formal due diligence period during which it received access to the Company's records and documents and received additional management presentations. After several weeks of negotiations and due diligence, the Company informed PCC that it preferred an all-cash transaction, and would be willing to accept a price of $15.25 per Share in cash at closing. On February 16, 1998, PCC informed the Company that its Board of Directors had approved the revised terms of the transaction.

     On February 23, 1998, Miller, Johnson and Kuehn, Inc. ("MJK") presented a written opinion to the Company's Board that the proposed transaction was fair to the Company's shareholders from a financial point of view. On that same day, the Board of Directors held a meeting to discuss the proposed Offer and Merger, the Merger Agreement, and related matters. After hearing presentations by the Company's legal and financial advisors, the Board of Directors considered and discussed the proposed transaction. The Board of Directors then proceeded to unanimously approve the Offer, the Merger and the Merger Agreement. The Company executed the Merger Agreement after the close of business on February 24, 1998. On February 25, 1998, the Company issued a press release announcing the execution and delivery of the Merger Agreement.

     On March 3, 1998, EOC commenced the Offer. The Offer expired on March 30, 1998, and EOC purchased 3,714,046 Shares thereunder for an aggregate consideration of approximately $56,639,201.

     EOC obtained all funds needed for the Offer from PCC, which made an unsecured advance to EOC prior to the consummation of the Offer. PCC obtained the funds needed for the Offer from its general corporate funds and from borrowings under its existing credit facility.

     PCC's existing facility is a credit agreement with a syndicate of 11 banks, for which Bank of America, N.A. is the agent. The credit agreement contains various standard financial covenants, including maintenance of minimum net worth, fixed charge coverage ratio and leverage ratio. The credit agreement includes a $250 million revolving facility, pursuant to which outstanding amounts bear interest at interest rates of (a) an offshore rate equal to the effective LIBOR, plus an applicable margin of 0.30 percent to 0.875 percent based on the consolidated leverage ratio, (b) an overnight base rate equal to the higher of the federal funds rate or the prime rate of the agent bank plus
0.50 percent, or (c) a rate negotiable between each bank and PCC. PCC intends to repay amounts due under the revolving credit facility out of funds generated from operations or by refinancing the facility at maturity. The revolving credit line matures in July 2001.

RECOMMENDATION OF THE BOARD OF DIRECTORS

     On February 24, 1998, the Board of Directors of the Company approved the Offer, the Merger Agreement and the Merger by unanimous vote and, subject to the fiduciary duties of the Board, resolved to recommend that shareholders vote FOR approval of the Merger Agreement. The Board determined that the Offer and the Merger were fair to and in the best interests of the shareholders of the Company.

     In reaching its conclusions, the Board of Directors considered a number of factors, including the following:

     (a) The advantages in a competitive environment of strategically aligning with a large, well-capitalized company such as PCC.
     (b) The projected financial condition, results of operations, prospects and strategic objectives of the Company, as well as the risks involved in achieving those prospects and objectives taking into account economic and market conditions.
     (c) The belief of the Board that, in view of the number of parties canvased by management and Nassau and the number of parties who received information with respect to the Company, it was unlikely that any otherwise desirable party potentially interested in submitting a proposal to acquire the Company had not been afforded the opportunity to do so.
     (d) The likelihood that the Merger would be consummated, including a consideration of the conditions to the Offer and the fact that the Offer and the Merger are not subject to a financing contingency.
     (e)  The financial and other terms and conditions of the Merger Agreement.
     (f) The written opinion delivered to the Board by MJK stating that the cash consideration to be received by stockholders pursuant to the Offer and the Merger is fair to such holders from a financial point of view. A copy of the written opinion, which sets forth the assumptions made, procedures followed, and other matters considered and limits of the review by MJK, is attached hereto as Annex A. STOCKHOLDERS ARE URGED TO READ SUCH OPINION IN ITS ENTIRETY.
     (g) The fact that the consideration to be received by the stockholders pursuant to the Offer represented a premium over the then current prevailing market price for the Company's common stock.
     (h) The fact that the structure of the acquisition of the Company by PCC involved a cash tender offer for all shares to be commenced within five business days of the public announcement of the acquisition, to be followed promptly by a merger for the same consideration, thereby enabling stockholders to obtain cash for their shares at the earliest possible time.
     (i) The fact that, if required by the fiduciary duties of the Board under New York law, the Company could approve or recommend a tender offer competing with the PCC offer or terminate the Merger Agreement and enter into a definitive acquisition agreement with another party for a transaction financially superior, subject to payment of the applicable termination fee specified in the Merger Agreement.
     (j) The fact that PCC had completed its due diligence investigation and that the Merger Agreement is not subject to termination as a result of such due diligence.
     (k) The presentations of Nassau to the Board as to various financial and other matters deemed relevant to the Board's consideration, including general industry trends, consolidation in the Company's industry sector, other comparable transactions and the consideration paid by the acquirers in those transactions, and the condition of the stock market in general.

     The foregoing discussion of the information and factors considered and given weight by the Board is not intended to be exhaustive. In view of the variety of factors considered in connection with its evaluation of the Offer and the Merger, the Board did not find it practicable to, and did not, quantify or otherwise assign relative weights to the specific factors considered in reaching its determination. In addition, individual members of the Board may have given different weights to different factors.

OPINION OF MILLER, JOHNSON & KUEHN, INC.

     In connection with the Offer and the Merger, the Company requested that MJK evaluate the fairness, from a financial point of view, to the holders of Shares (other than PCC and EOC) of the consideration to be received by such holders in the Offer and the Merger. On February 23, 1998, MJK delivered a written opinion to the Board of Directors of the Company to the effect that, as of the date of such opinion and based upon and subject to certain matters stated in such opinion, the cash consideration to be received by holders of Shares (other than PCC and its affiliates) in the Offer and the Merger was fair, from a financial point of view, to such holders.

     In arriving at its opinion, MJK reviewed the Merger Agreement and held discussions with the Company's senior management concerning the business, operations and prospects of the Company. MJK examined certain publicly available business and financial information relating to the Company as well as certain financial forecasts and other data for the Company which were provided to MJK by or otherwise discussed with the management of the Company. MJK reviewed the financial terms of the Offer and the Merger as set forth in the Merger Agreement in relation to, among other things: current and historical market prices and trading volumes of the Shares; the historical and projected earnings and operating data of the Company; and the capitalization and financial condition of the Company. MJK reviewed a Descriptive Memorandum dated November 1997 and a Project Pump Status Report dated December 16, 1997 provided by Nassau. MJK also considered, to the extent publicly available, the financial terms of certain other similar transactions recently effected which MJK considered relevant in evaluating the Offer and the Merger and analyzed certain financial, stock market and other publicly available information relating to the businesses of other companies whose operations MJK considered relevant in evaluating those of the Company. In addition to the foregoing, MJK conducted such other analyses and examinations and considered such other financial, economic and market criteria as MJK deemed appropriate in arriving at its opinion. MJK noted that its opinion was necessarily based upon information available, and financial, stock market and other conditions and circumstances existing and disclosed, to MJK as of the date of its opinion.

     In rendering its opinion, MJK assumed and relied, without independent verification, upon the accuracy and completeness of all financial and other information publicly available or furnished to or otherwise reviewed by or discussed with MJK. With respect to financial forecasts and other data provided to or otherwise reviewed by or discussed with MJK, the management of the Company advised MJK that such forecasts and other data were reasonably prepared on bases reflecting the best currently available estimates and judgments of the management of the Company as to the future financial performance of the Company. MJK did not make and was not provided with an independent evaluation or appraisal of the assets or liabilities (contingent or otherwise) of the Company. MJK was not requested to, and did not, participate in the negotiation or structuring of the Offer and the Merger. No other limitations were imposed by the Company on MJK with respect to the investigations made or procedures followed by MJK in rendering its opinion.

     THE FULL TEXT OF THE WRITTEN OPINION OF MJK DATED FEBRUARY 23, 1998, WHICH SETS FORTH THE ASSUMPTIONS MADE, MATTERS CONSIDERED AND LIMITATIONS ON THE REVIEW UNDERTAKEN, IS ATTACHED HERETO AS ANNEX A AND IS INCORPORATED HEREIN BY REFERENCE. HOLDERS OF SHARES ARE URGED TO READ THIS OPINION CAREFULLY IN ITS ENTIRETY. MJK'S OPINION IS DIRECTED ONLY TO THE FAIRNESS OF THE CASH CONSIDERATION TO BE RECEIVED BY HOLDERS OF SHARES (OTHER THAN PCC AND EOC) IN THE OFFER AND THE MERGER FROM A FINANCIAL POINT OF VIEW, DOES NOT ADDRESS ANY OTHER ASPECT OF THE OFFER, THE MERGER OR RELATED TRANSACTIONS AND DOES NOT CONSTITUTE A RECOMMENDATION TO ANY SHAREHOLDER AS TO HOW SUCH SHAREHOLDER SHOULD VOTE AT THE SPECIAL MEETING. THE

SUMMARY OF THE OPINION OF MJK SET FORTH IN THIS PROXY STATEMENT IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE FULL TEXT OF SUCH OPINION.

     MJK was retained by the Board of Directors to render an opinion as to the fairness, from a financial point of view, to the stockholders of the Company of the consideration to be paid in the Offer and the Merger. Pursuant to an engagement letter with MJK, the Company paid MJK a $10,000 cash retainer fee upon execution of the engagement letter, and an additional $15,000 at the time MJK rendered its opinion. In addition, the Company has agreed to reimburse MJK for its reasonable out-of-pocket expenses; provided, however, that MJK must obtain the prior approval of the Company to any such expenses if the aggregate of such expenses exceeds $5,000. The Company has also agreed to indemnify MJK and certain related parties against certain liabilities, including liabilities under the federal securities laws.

     MJK was selected by the Company based on MJK's experience and expertise. MJK regularly engages in the valuation of businesses and their securities in connection with mergers and acquisitions, underwritings, secondary distributions of securities, private placements and valuations for estate, corporate and other purposes.

INTERESTS OF CERTAIN PERSONS IN THE MERGER

     In considering the recommendation of the Board of Directors with respect to the Merger, shareholders should be aware that certain members of the Company's management and Board have certain interests which may be considered conflicts of interest in connection with the Merger.

     Pursuant to the Merger Agreement, the Company has entered into an Employment Agreement with Stephen Ardia, providing for Mr. Ardia to serve as the Company's President for a term of one year beginning on the date that the Offer is consummated, after which his employment may be continued on an at-will basis by mutual agreement of the parties. The agreement provides that Mr. Ardia will be paid a base salary at the annual rate of $150,000 (which is consistent with his current salary arrangements). He will be entitled to participate in the Company's bonus plan through December 31, 1998, and in a similar bonus plan during the three month period January 1, 1999 through March 28, 1999. Mr. Ardia will also be entitled to participate in PCC's stock option and stock purchase programs, in accordance with the terms of those programs. Mr. Ardia may terminate the agreement upon thirty days' written notice to the Company any time after the first three months of its effectiveness.

     The Company also has a Change in Control Agreement with Mr. Ardia dated January 5, 1998, providing for a payment to Mr. Ardia upon the occurrence of a "Change of Control" (as defined in the agreement) equal to (i) the amount of his annual base salary in effect on the date of the Change of Control, and (ii) an amount equal to the sum of (A) the bonus payable to Mr. Ardia for the year during which the Change of Control occurs, prorated through the date of the Change of Control, plus (b) the average annual bonus paid to Mr. Ardia for the two complete fiscal years that precede the fiscal year during which the Change of Control occurs. In addition, the Company shall waive for twelve months following his termination any required premium payment due from Mr. Ardia to allow him to continue his coverage under the Company's group health plan. A "Change of Control," as defined in the agreement, occurred upon EOC's acceptance for payment and payment for Shares pursuant to the Offer.

     Pursuant to the Merger Agreement, the Company has also entered into Employment Agreements with Philip Welsh to serve as Vice President of Finance; Mark Alexander to serve as Vice President of Marketing; David Doin to serve as Vice President of Sales; Brian Buchinski to serve as Director of Manufacturing; George Vorsheim to serve as Director of Communication; George Earle to serve as Director of Engineering and Kathleen Parry to serve as National Sales Manager; each for two-year terms beginning on the date that the Offer was consummated. These agreements provide for an annual salary of $80,000, $95,000, $90,000, $75,000, $70,000, $80,000, and $80,000 for Mr. Welsh, Mr. Alexander, Mr. Doin,
Mr. Buchinski, Mr. Vorsheim, Mr. Earle and Ms. Parry, respectively (which are consistent with their current salary arrangements). Each of the foregoing employees will be entitled to participate in the Company's bonus plan through December 31, 1998, and in a similar bonus program for the three month period January 1, 1999 through March 28, 1999. Thereafter, any bonus program provided will be consistent with bonus programs provided by PCC to similarly situated employees. These employees will also be entitled to participate in PCC's stock option and stock purchase programs, in accordance with the terms of those programs.

     The agreements, which may be terminated by either party upon thirty days' written notice, provide for a severance benefit equal to the following: (i) if the employee is terminated before the first anniversary of the effective date of the agreement, the remaining balance of the employee's base salary for the portion of year from the date of termination until the first anniversary of the effective date, plus 100% of any calendar year 1998 bonus to which the employee would have been entitled had he or she remained employed by the Company through December 31, 1998, plus the Severance Payment (as defined below); or (ii) if the employee is terminated after the first anniversary of the effective date of the agreement and prior to the second anniversary of the effective date, ten months' pay at the employee's then current salary level (the "Severance Payment"). In addition, the Company shall waive for the remainder of the unexpired term of the agreement any required premium payment due from the employee to allow the employee to continue his or her coverage under the Company's group health plan. The employee is ineligible for the payments described in this paragraph if he or she voluntarily resigns or withdraws from employment, is terminated for "cause" (as defined in the agreement), terminates employment as a result of the expiration of the term of the agreement, breaches certain confidentiality or non-competition provisions in the agreement, or accepts reasonably comparable employment with an affiliate of PCC.

PAYMENT OF MERGER CONSIDERATION FOR THE SHARES

     PCC and the Company have appointed The Bank of New York to act as the paying agent (the "Paying Agent"). As soon as reasonably practicable after consummation of the Merger, the Paying Agent will send a transmittal letter and instructions to each person that was a record holder of Shares immediately prior to the Effective Time advising such holder of the procedure for surrendering his or her certificate or certificates in exchange for $15.25 in cash for each formerly outstanding Share. To receive the payment to which they are entitled pursuant to the terms of the Merger Agreement, shareholders must carefully comply with the instructions on such transmittal letter and return it, along with their certificates, to the Paying Agent pursuant to the terms thereof. DO NOT SEND SHARE CERTIFICATES WITH YOUR PROXY. Interest will not be paid on the amounts payable upon surrender of certificates which formerly represented the Shares. It is therefore recommended that certificates be surrendered promptly after consummation of the Merger. If, with respect to any Shares, the cash price of $15.25 per Share is to be paid to a person who is not the holder of record of such Shares, the amount of any applicable stock transfer taxes will be required to be paid by the record holders or such other person prior to the payment of the $15.25 amount per Share unless satisfactory evidence of the payment of such taxes, or exemption therefrom, is submitted to the Paying Agent. None of the Paying Agent, PCC, EOC or the Company shall be liable to a holder of Shares for any cash delivered pursuant to the Merger Agreement to any public official pursuant to applicable abandoned property, escheat and similar laws.

     One year after consummation of the Merger, the Paying Agent will deliver to the Company any cash funds not theretofore disbursed to holders of certificates formerly representing Shares, and thereafter the holders of such certificates shall look to the Surviving Corporation (subject to applicable abandoned property, escheat or other similar laws and laws affecting creditors' rights generally) for any cash payments due as a result of the Merger for the Shares formerly represented by such certificates.

     Because the Shares will be listed on the Nasdaq National Market (the "NNM") at the Record Date, pursuant to Section 910 of the NYBCL, holders of Shares will not be entitled to exercise dissenters' rights if the Merger is approved.

PURPOSE OF THE OFFER AND THE MERGER

     The purpose of the Offer and the Merger is for PCC to acquire the entire equity interest in the Company. The Merger will allow PCC to acquire all outstanding Shares not tendered and purchased pursuant to the Offer. The acquisition of the entire equity interest in the Company has been structured as a cash tender offer and a cash merger in order to provide a prompt and orderly transfer of ownership of the Company from the public shareholders of the Company to PCC.

ACCOUNTING TREATMENT OF THE MERGER

     The Offer and the Merger will be accounted for under the "purchase" method of accounting whereby the purchase price will be allocated based on fair values of assets acquired and liabilities assumed.

CERTAIN LEGAL MATTERS; REGULATORY APPROVALS

     There are no material federal regulatory requirements which remain to be complied with to consummate the Merger.

     The Company is not aware of any license or regulatory permit that appears to be material to the business of the Company and its subsidiaries, taken as a whole, that might be adversely affected by the Merger or, except for the filing of a Certificate of Merger or Consolidation with the Secretary of State of the State of New York, of any approval or other action by any governmental, administrative or regulatory agency or authority, domestic or foreign, that would be required prior to the Merger.

Antitrust
---------

     Under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), and the rules promulgated thereunder by the Federal Trade Commission (the "FTC"), the Offer could not be consummated until notifications had been given and certain information had been furnished to the FTC and the Antitrust Division of the U.S. Department of Justice (the "Antitrust Division"). The waiting period under the HSR Act expired on March 18, 1998. The Antitrust Division and the FTC, as well as state antitrust enforcement agencies, frequently scrutinize the legality under the antitrust laws of transactions such as the Merger. The termination of the HSR Act waiting period does not preclude the Antitrust Division, the FTC or state antitrust enforcement agencies from challenging the Merger on antitrust grounds. Accordingly, at any time before or after the Effective Time, either the Antitrust Division, the FTC or the attorney general of one or more states could take such action under the antitrust laws as it deems necessary or desirable in the public interest.

New York Takeover Statute
-------------------------

     Section 912 of the NYBCL prohibits a New York corporation such as the Company from engaging in a "Business Combination" (defined as a variety of transactions, including mergers) with an "Interested Shareholder" (defined generally as a person that is the beneficial owner of 20% or more of a corporation's outstanding voting stock) for a period of five years following the date that such person became an Interested Shareholder unless (a) prior to the date such person became an Interested Shareholder, the board of directors of the corporation approved either the Business Combination or the transaction that resulted in the person becoming an Interested Shareholder, (b) subsequent to the date such person became an Interested Stockholder, the Business Combination is approved by the board of directors of the corporation and authorized at a meeting of stockholders, and not by written consent, by the affirmative vote of a majority of the holders of the outstanding voting stock of the corporation not owned by the Interested Stockholder, or (c) the shareholders of the corporation as a result of the Business Combination receive fair and adequate consideration as determined under the statute. Because the Company's Board of Directors has approved the Offer and the Merger, the prohibition of Section 912 will not apply to the Merger. Accordingly, EOC and PCC do not intend to comply with the requirements of Section 912 of the NYBCL. The foregoing summary of
Section 912 does not purport to be complete and is qualified in its entirety by reference to Section 912.

THE MERGER AGREEMENT

     The statements made in this Proxy Statement summarizing the Merger Agreement and the terms of the Merger are qualified in their entirety by reference to the text of the Merger Agreement, and are expressly made subject to the more complete information set forth therein.

The Merger
----------

     If the Merger Agreement is approved and the other conditions therein have been timely satisfied or waived, EOC will be merged with and into the Company at the Effective Time. The Merger will become effective at such time as a Certificate of Merger or Consolidation is filed with the Secretary of State of the State of New York in accordance with the applicable provisions of the NYBCL.

     The Company will be the Surviving Corporation and will be a direct subsidiary of PCC. Upon consummation of the Merger, each Share outstanding immediately prior thereto (other than Shares held by PCC, EOC or the Company, which shares will be canceled) will be converted into and will become automatically and without any action on the part of the holder thereof, the right to receive $15.25 in cash, without interest. Holders of certificates which formerly represented Shares will thereupon have no continuing interest in, or rights as shareholders of, the Company. At the Effective Time, each outstanding share of common stock of EOC will be converted automatically into a share of common stock of the Surviving Corporation, the stock transfer books of the Company shall be closed and no transfer of Shares shall thereafter be made.

     The Merger Agreement further provides that the directors of EOC at the Effective Time will be the initial directors of the Surviving Corporation, the officers of EOC at the Effective Time will be the initial officers of the Surviving Corporation, and the Certificate of Incorporation and Bylaws of the Company as in effect at the Effective Time will be the initial Certificate of Incorporation and Bylaws of the Surviving Corporation.

Shareholders' Meeting; Required Vote
------------------------------------

     The Merger Agreement provides that, if required under applicable law in order to consummate the Merger, the Company, acting through its Board, will, in accordance with New York law and the Certificate of Incorporation and Bylaws of the Company: (a) call and hold a special meeting of the Company's shareholders as soon as practicable following the consummation of the Offer for the purpose of approving the Merger; (b) subject to its fiduciary duties under applicable laws as advised as to legal matters by counsel, include in the proxy statement prepared by the Company for filing with the Securities and Exchange Commission (the "SEC") and distribution to the Company's shareholders in advance of the special meeting, the recommendation of its Board in favor of the Merger; (c) use its best efforts to obtain and furnish the information required to be included by it in such proxy statement and to cause such proxy statement to be mailed to its shareholders following the consummation of the Offer; and (d) use its best efforts to solicit from its shareholders proxies in favor of approval of the Merger.

     The only shareholder vote necessary to approve the Merger is the affirmative vote of the holders of 66 2/3% of the outstanding Shares, including Shares held by PCC and its affiliates.

Designation of Directors
------------------------

     The Merger Agreement provides that, upon the purchase by EOC of Shares pursuant to the Offer, EOC will be entitled to designate a number of directors (rounded up to the nearest whole number) on the Company's Board that is equal to the product of the total number of directors on the Company's Board multiplied by the percentage that the aggregate number of Shares then beneficially owned by EOC (or any affiliate of EOC) bears to the total number of Shares then outstanding, and the Company will use its best efforts to increase the size of the Board or to obtain the resignations of such number of directors as is necessary to enable EOC's designees to be elected as directors of the Company.

     Pursuant to these provisions, on March 31, 1998, six of the seven directors resigned from the Board and EOC designated four persons who were subsequently elected as directors.

Conditions to the Merger; Termination and Amendment of the Merger Agreement
---------------------------------------------------------------------------

     Pursuant to the Merger Agreement, the respective obligations of each of PCC, EOC and the Company to effect the Merger shall be subject to the satisfaction, prior to the closing of the transactions contemplated by the Merger Agreement, of the following conditions: (a) all required authorizations, consents, and approvals of all governmental agencies and authorities shall have been obtained and the waiting period under the HSR Act will have expired or been terminated early; (b) if necessary under applicable law, the Merger shall have been approved by at least 66 2/3 percent of the Shares of the Company; (c) no law, statute, rule, regulation, decree, order, injunction or ruling by any governmental entity shall remain in effect and prohibit, restrain, enjoin or restrict the consummation of the Merger; (d) no action, suit or other proceeding shall be pending against any party to prohibit, restrain, enjoin, restrict or otherwise prevent the consummation of the Merger; and (e) EOC shall have previously accepted for payment and paid for all Shares validly tendered and not withdrawn pursuant to the Offer.

     The Merger Agreement may be terminated at any time prior to the closing date of the Merger (a) by mutual consent of PCC, EOC and the Company; (b) by either PCC or the Company if any governmental entity has promulgated or issued a law, statute, rule, regulation, decree, order, injunction, or ruling or taken any other action prohibiting, restraining, enjoining, restricting or otherwise prohibiting the Merger that has become final and nonappealable; (c) by PCC, if not then in default, upon written notice to the Company if (A) the Company breaches in any material respect any of its representations or warranties or defaults in the observance or performance of any of its covenants or agreements except for breaches or defaults which, individually or in the aggregate, would not have a Combined Material Adverse Effect (as defined in the Merger Agreement) or materially impair the ability of the parties to consummate the transactions contemplated by the Merger Agreement, or (B) the Board of Directors of the Company or any committee thereof has withdrawn or modified in a manner adverse to PCC or EOC its approval or recommendation of the Merger Agreement; or (d) by the Company, if not then in default, upon written notice to PCC if (A) PCC breaches in any material respect any of its representations or warranties or defaults in the observance or performance of any of its covenants or agreements, except for breaches or defaults which, individually or in the aggregate, would not have a Combined Material Adverse Effect or materially impair the ability of the parties to consummate the transactions contemplated by the Merger Agreement, or (B) if the Company determines after consultation with its counsel that it is necessary to terminate the Merger or the Merger Agreement in order for its directors to comply with their fiduciary duties under applicable law.

     In the event of the termination of the Merger Agreement, the Merger Agreement shall forthwith become void and there shall be no liability on the part of any party thereto except as described in the provisions of the Merger Agreement relating to fees and expenses; provided, however, that nothing in the Merger Agreement will relieve any party from liability for any breach thereof before termination.

     The Merger Agreement may not be amended except by written agreement of the parties thereto.

Expenses
--------

     Except as specifically provided in the Merger Agreement, each party to the Merger Agreement agreed to bear its own respective expenses incurred in connection with the Offer, the Merger, the Merger Agreement and the transactions contemplated thereby.

Further Actions
---------------

     Subject to the terms and conditions of the Merger Agreement, each of the parties thereto agreed to cooperate in the preparation and filing of this Proxy Statement and any amendments thereof by furnishing such necessary information as may be requested in connection with the foregoing. Pursuant to the Merger Agreement, if any state's takeover law should become applicable to the Merger, EOC, PCC and the Company have agreed to use their best efforts to take such actions as are necessary so that the transactions contemplated by the Merger Agreement may be consummated as promptly as practicable on the terms contemplated thereby and otherwise to minimize the effects of any such statute on such transactions.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

     The following summary addresses the material federal income tax consequences to holders of Shares who have their Shares exchanged for the right to receive $15.25 per Share in cash as a result of the Merger. The summary does not address all aspects of federal income taxation that may be relevant to particular holders of Shares and thus, for example, may not be applicable to holders of Shares who are not citizens or residents of the United States, who are employees and who acquired their Shares pursuant to the exercise of incentive stock options or who are entities that are otherwise subject to special tax treatment under the Internal Revenue Code of 1986, as amended (the "Code") (such as insurance companies, tax-exempt entities and regulated investment companies); nor does this summary address the effect of any applicable foreign, state, local or other tax laws. The discussion assumes that each holder of Shares holds such Shares as a capital asset within the meaning of
Section 1221 of the Code. The federal income tax discussion set forth below is included for general information only and is based upon present law. The precise tax consequences of the Merger will depend on the particular circumstances of the holder. SHAREHOLDERS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS AS TO THE SPECIFIC FEDERAL, STATE, LOCAL, FOREIGN AND OTHER TAX CONSEQUENCES TO THEM OF THE PROPOSED TRANSACTION.

     The receipt of cash for Shares pursuant to the Merger will be a taxable transaction for federal income tax purposes and may also be a taxable transaction under applicable state, local or foreign tax laws. In general, a shareholder who receives cash for Shares pursuant to the Merger will recognize gain or loss for federal income tax purposes equal to the difference between the amount of cash received in exchange for the Shares exchanged and such shareholder's adjusted tax basis in such Shares. Such gain or loss will be a capital gain or loss, and will be a long-term capital gain or loss if the holder has held the Shares for more than one year at the time of sale. Under current law, the gain or loss will be calculated separately for each block of Shares exchanged pursuant to the Merger.

     Under the Taxpayer Relief Act of 1997, an individual taxpayer who has held a capital asset for more than 18 months generally will be taxed on gain from the sale of that asset at a maximum rate of 20%. A 28% maximum rate generally applies to sale of a capital asset held more than one year, but not more than 18 months. The maximum federal tax rate applicable to ordinary income (including dividends and short-term capital gains recognized by individuals) is 39.6%. The maximum federal tax rate applicable to all capital gains and ordinary income recognized by a corporation is 35%. It is possible that legislation may be enacted that would change the maximum federal tax rate applicable to long-term capital gains, possibly with retroactive effect. It is not possible to predict whether or in what form any such legislation may be enacted.

Withholding
-----------

     Unless a shareholder complies with certain reporting and/or certification procedures or is an exempt recipient under applicable provisions of the Code (and regulations promulgated thereunder), such shareholder may be subject to a "backup" withholding tax of 31% with respect to any payments received in the Merger. Shareholders should contact their brokers to ensure compliance with such procedures. Foreign shareholders should consult with their tax advisors regarding withholding taxes in general.

INFORMATION CONCERNING THE COMPANY

     The Company is a New York corporation with its principal offices located at 2772 Balltown Road, Niskayuna, New York 12309-1090; the telephone number is
(518) 346-6161. The Company is an environment-oriented product and service company engaged in the development of low pressure sewer systems for real estate developments. The Company also develops detection systems designed to forestall shutdown of electric power generators operated by electric utility companies. The Company has entered into foreign markets and license agreements with respect to certain products. A copy of the Company's Form 10-KSB for the fiscal year ended December 31, 1997, as well as a copy of the Company's Form 10-QSB for the quarterly period ended March 31, 1998, accompany this proxy statement as Annex
B. EXHIBITS TO THE FORM 10-KSB AND FORM 10-QSB, INCLUDING EXHIBIT 27, FINANCIAL DATA SCHEDULE, WILL BE FURNISHED WITHOUT CHARGE UPON RECEIPT OF A WRITTEN REQUEST MAILED TO ENVIRONMENT ONE CORPORATION, 2773 BALLTOWN ROAD, NISKAYUNA, NY 12309-1090, ATTENTION: PHILIP WELSH.

     The Company is subject to the information filing requirements of the Securities Exchange Act of 1934 (the "Exchange Act") and, in accordance therewith, is obligated to file with the SEC periodic reports, proxy statements and other information relating to its business, financial condition and other matters. Information as of particular dates concerning the Company's directors and officers, their remuneration, stock options granted to them, the principal holders of the Company's securities and any material interest of such persons in transactions with the Company is required to be disclosed in reports filed with the SEC or in proxy statements distributed to the Company's stockholders and filed with the SEC. Such reports, proxy statements and other information, including the Schedule 14D-9 filed by the Company in connection with the Offer, may be inspected at the SEC's office at 450 Fifth Street, NW, Washington, D.C., 20549, and also should be available for inspection at the regional offices of the SEC located in the Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois, and 7 World Trade Center, 13th Floor, New York, New York. Copies of such materials should be obtainable, upon payment of the SEC's customary charges, by writing to the SEC's principal office at 450 Fifth Street, NW, Washington, D.C., 20549. The information also should be available at the offices of the NNM, 1735 K Street, N.W., Washington, D.C.

20006-1500. Such material may also be accessed through an Internet Web site maintained by the SEC at http://www.sec.gov.

INFORMATION CONCERNING EOC AND PCC

     EOC is a newly formed New York corporation and a wholly owned direct subsidiary of PCC. To date, EOC has not conducted any business other than in connection with its formation and capitalization and the transactions contemplated by the Merger Agreement. Until immediately prior to the time EOC purchased Shares pursuant to the Offer, EOC had no significant assets or liabilities other than those created pursuant to the Merger Agreement. Because EOC is a newly formed corporation, no meaningful financial information regarding EOC is available.

     PCC, an Oregon corporation, is a worldwide manufacturer of complex metal components and products. PCC is the market leader in manufacturing large, complex structural investment castings and is the leading manufacturer of airfoil castings used in jet engine aircrafts. In addition, PCC actively participates in the industrial gas turbine, fluid management, industrial metalworking tools and machines, tunsten carbide and other metal products markets, and has recently expanded into the pulp and paper market.

     The principal executive offices of PCC and EOC are located at 4650 SW Macadam Avenue, Suite 440, Portland, Oregon 97201; the telephone number is (503) 417-4800.

     PCC is subject to the informational filing requirements of the Exchange Act and, in accordance therewith, is required to file periodic reports, proxy statements and other information with the Commission relating to its business, financial condition and other matters. Information as of particular dates concerning PCC's directors and officers, their remuneration, stock options granted to them, the principal holders of PCC's securities and any material interest of such persons in transactions with PCC is required to be described in proxy statements distributed to PCC's shareholders and filed with the Commission. Such reports, proxy statements and other information should be available for inspection at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and should also be available for inspection at the regional offices of the Commission located at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661, and 7 World Trade Center, 13th Floor, New York, New York 10048. Copies of such materials may also be obtained by mail, upon payment of the Commission's customary fees, by writing to its principal office at 450 Fifth Street, N.W., Washington, D.C. 20549. The information should also be available for inspection at the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005. Such material may also be accessed through an Internet Web site maintained by the SEC at http://www.sec.gov.

PRICE RANGE OF THE SHARES; DIVIDENDS

     The Shares are listed and traded principally on the NNM under the trading symbol "EONE." The following table sets forth, for the quarters indicated, the high and low sales prices per Share as reported by the NNM.

                                                               High           Low
                                                           --------      --------
Year Ended December 31, 1995:
  First Quarter.........................................   $  3 1/4      $  2 1/4
  Second Quarter........................................      4 1/4         2 3/8
  Third Quarter.........................................      4 7/8         3 7/8
  Fourth Quarter........................................      5 1/2         4 5/8

Year Ended December 31, 1996:
  First Quarter.........................................   $  5 1/2      $  4 3/4
  Second Quarter........................................      6             4 1/2
  Third Quarter.........................................      5 3/4         4 3/4
  Fourth Quarter........................................      6             5 3/8

Year Ended December 31, 1997:
  First Quarter.........................................   $  7 3/4      $  5 5/8
  Second Quarter........................................      9 3/4         6 3/8
  Third Quarter.........................................     10 1/4         8 3/4
  Fourth Quarter........................................     10 7/8         9 3/4

Year Ending December 31, 1998:
  First Quarter (January - March).......................   $ 15 3/4      $  9 5/8

     On February 24, 1998, the last full trading day prior to the announcement of the execution of the Merger Agreement, both the high and low sales prices per Share on the NNM were $13.00. On May 14, 1998, the last full trading day for which quotations were available at the time of printing this Proxy Statement, both the high and low sales prices per Share on the NNM were $14 7/8.

     The Company paid no dividends on the Shares during 1997 and 1996.

     SHAREHOLDERS ARE URGED TO OBTAIN A CURRENT MARKET QUOTATION FOR THE SHARES.

OWNERSHIP OF SHARES BY DIRECTORS, OFFICERS AND FIVE PERCENT SHAREHOLDERS

     The following table sets forth information regarding the beneficial ownership of Shares as of May 4, 1998 for (i) each person who beneficially owns more than 5% of the Shares, (ii) each director of the Company, (iii) all persons who served as chief executive officer of the Company during 1997, (iv) the other most highly compensated executive officers whose annual salary and bonus during 1997 exceeded $100,000, and (v) all directors and officers as a group.

                    Name and Address of                Amount and Nature             Percent
Title of Class      Beneficial Owner                   of Beneficial Owner           of Class
--------------      -------------------                -------------------           --------
Common stock        EOC Acquisition Corporation            3,714,046                   86.5%
                    Suite 440
                    4650 SW Macadam Ave.
                    Portland, OR 97201

Common stock        William C. McCormick (1)                     -0-                     -0-
                    Director
                    Suite 440
                    4650 SW Macadam Ave.
                    Portland, OR 97201

Common stock        Stephen C. Riedel (1)                        -0-                     -0-
                    Director
                    Suite 440
                    4650 SW Macadam Ave.
                    Portland, OR 97201

Common stock        William D. Larsson (1)                       -0-                     -0-
                    Director
                    Suite 440
                    4650 SW Macadam Ave.
                    Portland, OR 97201

Common stock        David W. Norris (1)                          -0-                     -0-
                    Director
                    Suite 440
                    4650 SW Macadam Ave.
                    Portland, OR 97201

Common stock        Stephen V. Ardia                             -0-                     -0-
                    Director
                    President and CEO
                    2772 Balltown Road
                    Niskayuna, NY 12309-1090

                                       19

                    Name and Address of                Amount and Nature             Percent
Title of Class      Beneficial Owner                   of Beneficial Owner           of Class
--------------      -------------------                -------------------           --------

Common stock        Mark E. Alexander                            -0-                     -0-
                    Vice President-Marketing
                    2772 Balltown Road
                    Niskayuna, NY 12309-1090

Common stock        David M. Doin                                -0-                     -0-
                    Vice President-Sales
                    2772 Balltown Road
                    Niskayuna, NY 12309-1090

Common stock        George A. Earle                              -0-                     -0-
                    Director of Engineering
                    2772 Balltown Road
                    Niskayuna, NY 12309-1090

Common stock        Philip W. Welsh                              -0-                     -0-
                    Vice President-Finance,
                    Chief Financial Officer
                    Treasurer
                    2772 Balltown Road
                    Niskayuna, NY 12309-1090

Common stock        All directors and officers                   -0-                     -0-
                    as a group


Total number of Shares outstanding                         4,295,827                    100%

(1) Messrs. McCormick, Riedel, Larsson and Norris own 70,986, 11,750, 13,926, and 1,501 shares, respectively, of the common stock of PCC (including options that are exercisable within 60 days). Each of Messrs. McCormick, Riedel, Larsson and Norris disclaim beneficial ownership of the Shares held by EOC.

All outstanding shares of EOC are held by PCC.

INDEPENDENT PUBLIC ACCOUNTANTS

     Representatives of KPMG Peat Marwick LLP, the Company's independent certified public accountants for the current fiscal year, are not expected to be present at the Special Meeting.

SHAREHOLDER PROPOSALS FOR ANNUAL MEETING

     Because of the nature of the Special Meeting, the date for the next Annual Meeting has not been established. If the Merger is approved, no meeting will be held. However, if it is not approved, the Board of Directors will make provisions for presentation of proposals by shareholders at the next annual meeting, provided that such proposals are submitted by eligible shareholders who have complied with the relevant regulations of the SEC. Shareholder proposals intended to be submitted for presentation at the next annual meeting of shareholders of the Company must be in writing and must be received by the Company at its executive offices no later than 60 days prior to the date of the Annual Meeting.

PROXY SOLICITATION; REVOCATION OF PROXIES

     Proxies are being solicited by and on behalf of the Board of Directors. All expenses of this solicitation, including the cost of preparing and mailing this Proxy Statement, will be borne by the Company. In addition to solicitation by use of the mails, proxies may be solicited by directors, officers and employees of the Company in person or by telephone, telegram or other means of communication. Such directors, officers and employees will not be additionally compensated, but may be reimbursed for out-of-pocket expenses in connection with such solicitation. Arrangements will also be made with custodians, nominees and fiduciaries for forwarding of proxy solicitation material to beneficial owners of Shares held of record by such persons, and the Company may reimburse such custodians, nominees and fiduciaries for reasonable expenses incurred in connection therewith.

     If the Special Meeting is adjourned for any reason, the approval of the Merger Agreement shall be considered and voted upon by shareholders at the subsequent adjourned meeting.

     IT IS URGED THAT PROXIES BE RETURNED PROMPTLY. THEREFORE, SHAREHOLDERS ARE URGED TO FILL IN, SIGN AND RETURN THE ACCOMPANYING FORM OF PROXY IN THE ENCLOSED ENVELOPE.

     You may revoke your proxy at any time prior to its exercise by sending in a proxy bearing a later date, by delivering a written notice of revocation or by attending the Special Meeting in person and casting a ballot or delivering notice of revocation of your proxy.

OTHER MATTERS

     The Board does not know of any other business which may be presented for consideration at the Special Meeting. If any business not described herein should come before the Special Meeting, the persons named in the enclosed proxy will vote on those matters in accordance with their best judgment.

                                       BY ORDER OF THE BOARD
                                       OF DIRECTORS



                                       Edward J. Grogan, Corporate Secretary

May 22, 1998

                                                                         ANNEX A

                      MILLER, JOHNSON & KUEHN, INCORPORATED
                              INVESTMENT SECURITIES




February 23, 1998

Board of Directors
Environment One Corporation
2773 Balltown Road
Niskayuna, NY 12309-1090


Members of the Board,

     You have requested our opinion as to whether the consideration to be received by the shareholders of the Company pursuant to the acquisition (the "Transaction") of all the issued and outstanding shares of capital stock of Environment One Corp. (the "Company") on a fully diluted basis ("Common Stock") by Precision Castpart Corp. (the "Acquiror") is fair, from a financial point of view.

     We are not opining as to any other transactions or contractual arrangements previously entered into, or to be entered into (whether or not in connection with the Transaction) between the Company, or its Board of Directors or management, on the one hand, and the Acquiror (or any of its affiliates) or any other person, on the other, including without limitation, any agreements entered into and the payments made in connection therewith. Additionally, our opinion relates solely to whether the consideration is fair, from a financial point of view, to the shareholders of the Company and we have not been requested to opine to, and this opinion does not in any manner address, the Company's underlying decision to proceed with or effect the Transaction.

     We understand that (i) the purchase price per share to be paid by the Acquiror for the Common Stock will be $15.25 in cash; (ii) the aggregate consideration to be received by the shareholders of the Company in connection with the Transaction is $72,014,297, and; (iii) the Acquiror will attempt to purchase the Common Stock from the shareholders of the Company after announcing a tender offer to the shareholders for the consideration mentioned in (i) above.

     As a customary part of our investment banking business, we are engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, underwriting and secondary distributions of securities, private placements, and valuations for estate, corporate and other purposes. For our services in rendering this opinion, the Company will pay us a fee and indemnify us against certain liabilities. We have never managed a public offering of stock for either the Company or the Acquiror, have not acted as a financial advisor in the Transaction for either the Company or the Acquiror, do not provide research coverage on the Company or the Acquiror and, in the ordinary course of our business, do not make a market in the stock of either the Company or the Acquiror.

     In arriving at our opinion, we have undertaken such review, analyses and inquiries as we have deemed necessary and appropriate under the circumstances. As the Transaction is to provide the shareholders of the Company with cash and not securities of any kind from the Acquiror, we have limited our evaluation to a review of the business and financial condition of the Company. Among other things, we have reviewed, but have not limited our review to: (i) the Letter of Intent, dated January 21, 1998, signed by both the Company and the Acquiror;
(ii) a draft of the Agreement and Plan of Merger dated February 22, 1998, between the Acquiror and the Company, which we assume will conform in all substantive respects to the definitive executed agreement; (iii) the Descriptive Memorandum dated November 1997 provided by The Nassau Group, Inc. (the "Memorandum") and; (iv) the Project Pump Status Report, dated December 16, 1997, provided by The Nassau Group, Inc. In addition we have (i) conducted interviews with management of the Company; (ii) toured its facilities; (iii) reviewed and discussed with Company management the three year financial projections included in the Memorandum, which, on our request, has been augmented by the Company to include a balance sheet and statement of cash flows; (iv) reviewed financial and other publicly available information with respect to the Company including annual reports, Forms 10-KSB and 10-QSB and proxy statements; (v) consulted government and industry economic statistics that could have a direct bearing on the company; and (vi) examined securities data on comparable mergers and acquisitions of similar public companies, to the extent available.

     In conducting our analysis and arriving at the opinion contained herein,
(i) we have relied upon and assumed the accuracy and completeness of the financial and other information (including the financial statements and projections of the Company) provided to us and prepared by The Nassau Group, Inc. and the Company's senior management and their representations relating thereto, and we have not independently verified any such information or representations; (ii) with respect to the Company's projections, budgets and current estimates, we have assumed based upon representations of the Company's senior management that they have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the Company's senior management as to the expected future performance of the Company; (iii) we have relied upon and assumed the accuracy and completeness of the information provided by, and the representations of, the Company's senior management in respect of which our understandings set forth on this opinion are based (including, without limitation, the representations of the Company's senior management that the final terms and conditions of the operative documents referred to in the preceding paragraph will, in all material respects, reflect the terms and conditions set forth in the drafts of such documents that were provided to us); (iv) we do not assume any responsibility for the information or current estimates provided to us and we have further relied upon the assurance of the Company's senior management that they are unaware of any facts that would make the information provided to us incomplete or misleading; (v) we have not performed or obtained any independent appraisals or valuations of specific assets of the Company and we express no opinion as to its liquidation value;
(vi) our analysis is necessarily based on economic, monetary, market and other conditions existing and which can be evaluated as of the date of our opinion; however such conditions are subject to rapid and unpredictable change; and (vii) we have not been authorized by the Company or the Board to solicit, nor have we solicited, offers for transactions alternative to the Transaction, nor have we been asked to advise the Company or the Board as to financial alternatives to the
Transaction.

     Finally, in rendering our opinion, we have considered the current price per share of the Company's Common Stock and current market conditions. We have also examined the trading volume and liquidity of the Company's Common Stock and its current price per share in historical context of the last four years.

     This opinion is furnished pursuant to our engagement letter dated February 18, 1998 as one element in the Board's and Shareholder's consideration of the proposed Transaction. This opinion is not to be used for any other purpose or reproduced, disseminated, quoted or referred to at any time, in whole or in part, in any manner, or for any purpose, without our prior written consent.

     Based upon and subject to the foregoing, and upon such other factors as we consider relevant, it is our opinion that the consideration to be received by the shareholders of the Company pursuant to the Transaction is fair, from a financial point of view, to the shareholders of the Company.

                                       Very truly yours,



                                       Miller, Johnson & Kuehn, Inc.

                                                                         ANNEX B

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                   FORM 10-KSB

[ X ] ANNUAL REPORT UNDER SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT
      OF 1934
                   For the fiscal year ended December 31, 1997

[   ] TRANSITION REPORT UNDER SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE
      ACT OF 1934


                          Commission file number 1-7037

                           ENVIRONMENT ONE CORPORATION
--------------------------------------------------------------------------------
                 (Name of small business issuer in its charter)

         NEW YORK                                        14-1505298
--------------------------------------------------------------------------------
(State or other jurisdiction of             (I.R.S. Employer Identification No.)
 incorporation of organization)

2773 Balltown Road, Niskayuna, New York                12309-1090
--------------------------------------------------------------------------------
(Address of principal executive offices)                (Zip Code)

                    Issuer's telephone number (518) 346-6161

Securities registered under Section 12(b) of the Exchange Act:         None

Securities registered under Section 12(g) of the Exchange Act:
                               Title of each class
                           Common Stock $.10 par value

Check whether the issuer (1) filed all reports required to be filed by Section 13 or 15(d) of the Exchange Act during the past 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to filing requirements for the past 90 days.
Yes      [ X ]    No       [   ]

Check if there is no disclosure of delinquent filers in response to Item 405 of Regulation S-B contained in this form, and no disclosures will be contained, to the best of registrant's knowledge, in definitive proxy or information statements incorporated by reference in Part III of this Form 10-KSB or any
amendment to this Form 10-KSB. [   ]

Revenue for the year ended December 31, 1997:        $24,330,721

The aggregate market value of the voting stock held by non-affiliates of the registrant as of January 30, 1998: $36,326,438

The number of shares of Common Stock, par value $.10 outstanding as of January 30, 1998: 4,295,827

                       DOCUMENTS INCORPORATED BY REFERENCE

                                      None

                           Environment One Corporation
                                   Form 10-KSB
                                     Part I

Item 1.  Business

The Environment One Corporation (EONE) is an environment-oriented product and service company which started operations in January 1969. The Company operates in two business segments: (A) Sewer Systems Business and (B) Detection Systems Business. In January, 1996, the Company sold its Cirrus Incipient Fire Detector
(IFD) product line to PROTEC Fire Detection, plc of Nelson, Lancashire, England. Information regarding this sale is set forth below in Item 6. Information regarding the percentages of total sales attributable to the two business segments for the past two fiscal years is set forth below in Item 6.


                          Potential Change of Control

On February 24, 1998 the Company entered into an Agreement and Plan of Merger (the "Merger Agreement") among the Company, Precision Castparts Corp. (PCC), an Oregon Corporation, and a wholly owned subsidiary of PCC (Purchaser), for the Purchaser to acquire all shares (fully diluted) of common stock of the Company for $15.25 per share. The Merger Agreement is discussed in Items 10, 11 and 12 and explained in the Company's Solicitation/Recommendation Statement on Form 14D-9 filed with the Commission on March 3, 1998 which is incorporated by reference within Item 13 to this filing.

                                  Sewer Systems

Low pressure sewer systems in the market today were pioneered by EONE. It has proven to be an economical and effective method of handling wastewater in otherwise difficult real estate developments including: waterfront, hilly terrain, very flat lands and areas with high water tables. As more and more communities are looking for cost effective solutions to wastewater collection problems, EONE's pressure sewer systems (EONE Sewers), are increasingly used in mainstream municipal and real estate development applications.

Grinder pumps developed by the Company make the pressure sewer system feasible. These units accept wastewater from point sources, grind it into a fine slurry, and pressurize it to permit transport through small diameter pipe. This small diameter pressurized pipe can follow the contour of the terrain, resulting in reduced costs of installation compared to conventional gravity lines. Several models of the grinder pump are manufactured with and without storage tanks.

The manufacture of the grinder pump involves use of independent suppliers for several of the components. Fabrication, machining, assembly and testing of the assembled units are completed at the Company's plant.

The principal markets served by the pressure sewer systems are city and county sewer districts, residential builders and land developers along with individual homeowners. Products are sold to these markets from regional sales offices across the United States and through a network of more than 30 distributors throughout the United States, Canada, Europe and Japan. Several other pump manufacturers offer grinder pumps and compete with EONE in these markets. Environment One's positive displacement pump and tank are unique, offering several distinct advantages over the centrifugal pump. The Company believes it is well known in this marketplace.

                           Environment One Corporation
                                   Form 10-KSB
                                 Part I (con't.)

                                Detection Systems

The Company's Detection Systems' products include: (1) Generator Condition Monitor; and (2) Hydrogen Control Cabinet. These detection instruments are based on the Company's expertise in the detection of sub-microscopic particles and gas monitoring.

         Generator Condition Monitor (GCM)

The GCM is designed to provide early warning of certain thermal failure conditions which could lead to shutdown of hydrogen-cooled electric power generators. The monitor also facilitates preventive maintenance of such equipment. The principal market served is the electric utility industry, both domestic and international. Customers are served by direct sales from the Company's marketing function or by manufacturers' representatives in certain parts of the world. There are only two other manufacturers of this equipment worldwide and the Company is believed to be the leader in this market.

As a companion to the GCM, the Company also manufactures and sells an instrument for air-cooled electric generators (GCM-A). This extends the marketing of condition monitors to include hydroelectric and gas turbine driven generating stations.

As an ancillary product to the GCM, the Company sells tagging compounds under the name GEN-TAGS that are applied to critical areas of large electric power generator units. The tagging compounds will assist utilities to quickly locate "hot spots" developing in generators causing the GCM to alarm at which time a sample of the overheated tagging compound (pyrolysate) is collected. Analysis of the sample determines the location of the "hot spot" area. Depending on the area of overheating, a different "fingerprint" or "chemical signature" will identify each area for location of potential trouble.

         Hydrogen Control Cabinet (HCC)

The HCC continuously analyzes the purity of hydrogen and controls the rate of scavenging in hydrogen-cooled turbine generators. It is vital to maintain the purity of the hydrogen because it directly affects both efficiency and safety. To maintain a hydrogen purity of approximately 98% in the generator casing, a small quantity of hydrogen gas is continuously scavenged from the generator's end seals and discharged to the atmosphere.

The major components of the HCC are two completely independent, interactive hydrogen sensors and associated electronics that were designed by Environment One. The micro-controller based system and explosion proof design represents a new generation of hydrogen purity analyzer.

The HCC is sold direct by the Detection Systems marketing function and has the potential for sale to the same customer base as the GCM.

                           Environment One Corporation
                                   Form 10-KSB
                                 Part I (con't.)

                         Financial Data - 2 Year Summary

Industry segment information is included in Note 8 to the Company's consolidated financial statements included in Item 7.

                                Net Sales Backlog

The backlog of unshipped orders by industry segment is shown below. Generally, all orders in the backlog at year-end are shipped during the following year. The backlog has been calculated by EONE's normal practice of including only orders that are to be delivered within twelve months. While these orders are firm, they could be subject to change or cancellation in the future. In the past, the effect of changes and cancellations has not been significant.

Net Sales Backlog as of December 31, 1997 and 1996:

                                         1997           1996
                                      ----------     ----------
                Sewer Systems ...     $1,600,811      1,403,661
                Detection Systems      2,051,205        517,788
                                      ----------     ----------
                                      $3,652,016      1,921,449
                                      ==========     ==========

                                    Sources of Supply

Principal components used in the manufacture of the Company's grinder pump include a motor, high density polyethylene parts, cast iron parts, fabricated stainless steel and solid state controls. The principal components of the GCM and HCC include fabricated aluminum, sheet metal and stainless steel, assembled miscellaneous electronics, printed circuit boards and mechanical gauges.

The Company does not believe that it is dependent on any one supplier or subcontractor to the extent that termination or loss of the supplier or subcontractor relationship would have a material adverse effect on the Company's business.

                                     Patents

Since inception, the Company has been issued numerous U.S. and foreign patents and it has filed numerous patent applications relating to product features. The Company believes that patent protection is important and materially strengthens its competitive position with respect to all the specific products that it now markets. The Company, however, does not depend on any single patent or group of patents.

                            Research and Development

All research and development costs are charged directly to operations as incurred. Research and development costs were approximately $215,000 and $177,000 in 1997 and 1996, respectively.

                           Environment One Corporation
                                   Form 10-KSB
                                 Part I (con't.)

                                  Environmental

Compliance by the Company with federal, state and local environmental protection laws during 1997 and 1996 had no material effect upon capital expenditures, earnings or the competitive position of the Company.

                                    Employees

At December 31, 1997, the Company had 99 full-time employees.

                               Principal Customers

The Company had sales equaling 9% and 6% of total company sales to one customer in 1997 and 1996, respectively.

                       Foreign Operations and Export Sales

The Company has entered into foreign markets and license agreements with respect to certain products. In December 1990, Environment One Corporation Japan Co. Ltd. was founded in Tokyo, Japan as a 70% owned subsidiary of the Company. The purpose of this corporation is to promote the adaptation and sales of low pressure sewer systems in Japan.

Export sales of low pressure sewer systems were approximately 6.1% and 2.8% of total Company sales in 1997 and 1996, respectively. Export sales of detection instruments (including IFD) were approximately 6.3% and 4.5% of total Company sales in 1997 and 1996, respectively.

Cautionary Statement for the Purposes of the "Safe Harbor" Provisions of the Private Securities Litigation Reform Act of 1995

The Private Securities Litigation Reform Act of 1995 (the "Act") provides a "safe harbor" for forward-looking statements to encourage companies to provide prospective information about themselves while limiting unwarranted litigation, provided that the statements are identified as forward-looking and are accompanied by meaningful cautionary statements regarding important factors that could cause actual results to differ materially from those projected in the statement. The Company desires to take advantage of the "safe harbor" provisions of the Act, and is including the information set forth below in the Form 10-KSB to point out the inherent difficulties in predicting the impact of certain factors.

While the Company believes that its assumptions underlying any forward-looking statements are reasonable, the following information includes important factors which could cause the Company's actual results to differ materially from any result which might be projected, forecasted, estimated, or budgeted by the Company in its forward-looking statements, whether contained in this Form 10-KSB or otherwise:

1. Heightened competition, including the intensification of price competition, the entry of new competitors, and the introduction of new products by new and existing competitors.
2. Failure to obtain new customers or retain existing customers.

                           Environment One Corporation
                                   Form 10-KSB
                                 Part I (con't.)

Cautionary Statement for the Purposes of the "Safe Harbor" Provisions of the Private Securities Litigation Reform Act of 1995 (con't.)

3. Adverse publicity and news coverage impacting the Company's reputation and sales potential.
4. Inability to carry out marketing and sales plans due to unforeseen factors.
5. Significant economic downturns in the geographic market areas serviced by the Company.
6. Higher service, administrative, or general expenses occasioned by the need for additional advertising, marketing, administrative, or management information systems expenditures.
7. A lack of availability of raw materials, necessary manufacturing equipment, or contract manufacturers to meet the Company's needs.
8. Underutilization of the Company's manufacturing resources, resulting in production inefficiencies and higher costs.
9. Start-up expenses, inefficiencies, delays, and increased depreciation costs in connection with the start of production in new facilities and expansions of existing facilities.
10.The acquisition of fixed and other assets, including inventory and receivables, and the making or incurring of any expenditures and expenses, including but not limited to depreciation and research and development expenses.
11. Any revaluation of assets or related expenses and the amount of, and any changes to, tax rates.
12. Loss or retirement of key executives.
13. Any activities of parties with which the Company has agreements or understandings, including matters affecting any investment or joint venture in which the Company has an investment.
14. The amount, type, and cost of the financing available to the Company, and any changes to that financing.
15. Adverse results in significant litigation or regulatory proceedings.
16. Adverse changes in laws, regulations, interpretations, and enforcement policies affecting the company and its business operations.
17. Natural disasters, work stoppages, and other events beyond the control of the Company.

The foregoing list of factors should not be construed as exhaustive, or as any admission regarding the adequacy of disclosures made by the Company prior to the filing of this Form 10-KSB.

Item 2.   Property

The Company's headquarters in Niskayuna, New York is located in a modern, concrete and steel frame, electrically and gas heated and air conditioned building on approximately 35 acres of wooded land owned in fee. This facility is subject to a mortgage as described in Note 2 to the Company's consolidated financial statements included in Item 7. All segments of the business are operated from the Company's headquarters.

Management believes that the Company's facilities are well maintained, in good operating condition, adequately covered by insurance and are well adapted to its present needs.

                           Environment One Corporation
                                   Form 10-KSB
                                 Part I (con't.)


Item 3.  Legal Proceedings

In the second quarter of 1997, the Company was served with a complaint by a former distributor, Abaxial Associates, Inc., who was terminated for cause in 1996. The action was filed in the Ontario Court of Justice (General Division), in Toronto, Canada. Prior to termination, Abaxial Associates, Inc. was a distributor for the Company's grinder pumps in the Province of Ontario. The plaintiff's complaint seeks monetary damages in the amount of $1,600,000 (Canadian Dollars), plus interest and costs based on allegations of misrepresentation and breach of contract relating to the Company's termination of its relationship with the plaintiff.

Management of the Company is of the opinion that the claim, filed as a result of termination of the business relationship with Abaxial Associates, Inc., is unsubstantiated and without merit and that the Company acted properly in terminating its relationship with Abaxial Associates, Inc. The Company has engaged legal counsel in Toronto, Canada and intends to vigorously defend the action. Although no assurances can be given, the Company's management believes the ultimate outcome of this allegation will not have a material adverse affect on the financial position or results of operations of the Company.

Item 4.  Submission of Matters to a Vote of Security Holders
None

                           Environment One Corporation
                                   Form 10-KSB
                                     Part II

Item 5.  Market for Registrant's Common Equity and Related Stockholder Matters

                           Price Range of Common Stock

The Company's common stock is traded on the The Nasdaq Stock Market (Nasdaq) under the trading symbol EONE. The following table sets forth the high and low sales prices of the common stock for the calendar quarters indicated, as reported by the Nasdaq:

                                            High                       Low
                                            ----                       ---

                    1997
                  Quarter 1                 7 3/4                      5 5/8
                  Quarter 2                 9 3/4                      6 3/8
                  Quarter 3                 10 1/4                     8 3/4
                  Quarter 4                 10 7/8                     9 3/4


                    1996
                  Quarter 1                 5 1/2                      4 3/4
                  Quarter 2                 6                          4 1/2
                  Quarter 3                 5 3/4                      4 3/4
                  Quarter 4                 6                          5 3/8

                     Approximate Number of Security Holders

     Title of Class:                  Approximate Number of Holders at 12/31/97:
     ---------------                  ------------------------------------------
Common Stock $.10 par value                             2150 (1)

(1) Includes shareholders of record in "nominee" or "street" name held by brokers and others.

                                    Dividends

The Company paid no dividends on its common stock during 1997 and 1996. The Company's policy with regard to payment of dividends is evaluated annually with consideration given to future growth and operating fund requirements. Currently, Company policy is not to pay dividends.

                           Environment One Corporation
                                   Form 10-KSB
                                Part II (con't.)

Item 6.  Management's Discussion and Analysis and Results of Operations

Cash provided from operations, as shown by the statement of cash flows (Item 7), for 1997 was $2,789,000. This represented an increase of $1,862,000 when compared to 1996. Net income represented $1,960,000 of the operating cash flow while non-cash expenses of depreciation/amortization and compensation, current and deferred, added $627,000 and $755,000, respectively. Major working capital adjustments included an increase in receivables of $295,000 and a decrease in accounts payable of $106,000 Investment in capital expenditures for 1997 amounted to $470,000 and represented an increase of $46,000 over 1996. The major components of capital expenditures in 1997 were an upgrade to the Company's main computer system, tooling and equipment expenditures in the Sewer Systems Business for cost reduction, enhanced product performance and to improve the manufacturing process along with a new trade show exhibit for the Sewer Systems Business.

In January, 1996, the Company concluded an agreement with PROTEC Fire Detection, plc of Nelson, Lancashire, England for the sale of its Cirrus IFD product line. In a two-stage transaction with an approximate value of $750,000, the Company transferred all Cirrus IFD assets and operations to PROTEC and simultaneously entered into a product technology development contract that was concluded during 1996.

In September, 1996, the Company recognized the potential uncollectibility of a note receivable from General Testing Corporation incurring a pre-tax write-off of $136,000. After failure to receive timely payments on the note, the Company, through legal counsel, served notice of default on the note to General Testing Corporation. General Testing Corporation did not cure the payment defaults in the period required. The Company has pursued collection on the note with little success.

The following table shows selected balance sheet information for 1997 and 1996 expressed in thousands of dollars:


                                              1997        1996
                                           -------      ------
                  Current Assets .....     $10,405       7,614
                  Current Liabilities        4,049       3,628
                  Working Capital ....       6,356       3,986
                  Total Assets .......      14,092      11,255
                  Long-Term Debt .....       1,162       1,500
                  Shareholders' Equity       7,859       5,713


In 1997, the Company, for all of its systems, began a year 2000 conversion project to address all necessary changes, testing and implementation. Project completion for internal systems is estimated to be 3/31/99. Cost for the project is estimated to be immaterial. The bulk of the systems affected are serviced by highly reliable third parties who have been contacted by Company personnel and have provided feedback that any resulting changes will be done in a timely manner to meet the 3/31/99 deadline.

                           Environment One Corporation
                                   Form 10-KSB
                                Part II (con't.)

                                     Summary

The following table shows a summary of operating results for the years 1997 and 1996 expressed as a percentage of sales:

                                                       1997              1996
                                                      -----              -----
                  Net Sales
                     Sewer Systems                     87.1 %             86.9 %
                     Detection Systems                 10.9                8.8
                     Corporate                          2.0                4.3
                                                      -----              -----
                           Total Sales                100.0              100.0

                  Cost of Sales                        61.9               66.2
                                                      -----              -----
                  Gross Margin                         38.1               33.8
                  Selling, Marketing and G&A           24.9               23.6
                                                      -----              -----

                  Income from Operations               13.2               10.2
                  Other Expense                          .2                 .8
                                                      -----              -----

                  Income   Before Income Taxes         13.0                9.4
                  Income Tax Expense                    4.9                3.6
                                                      -----              -----

                  Net Income                            8.1 %             5.8 %
                                                      =====              ====

Notes: Amounts referred to below are set forth in Item 7. Gross changes between years include all businesses. Detailed revenue and cost analyses exclude the effect of the sale of the IFD as part of Detection Systems.

                 Twelve Months Ended December 31, 1997 and 1996

Revenues for the period increased by $2,794,000 or 13.0% when compared to 1996. Sewer Systems sales increased by $2,473,000 while Detection Systems sales increased $759,000. The increased sales in Sewer Systems are attributable to the investment and focus the Company has placed on sales and marketing. Increased sales are being realized from the Company's revamped distribution system along with project sales that are increasing in number and size.

The Detection Systems revenue increase is attributable to increases in both GCM and HCC on a year to year comparative basis. Following the sale of the IFD business, the Detection Systems selling and marketing organization was able to focus on a single market, the electric power generation market, resulting in increased penetration and sales to those customers. Also, the Company's sales of the HCC benefited from being in its second full year after product introduction in 1995.

                           Environment One Corporation
                                   Form 10-KSB
                                Part II (con't.)

             Twelve Months Ended December 31, 1997 and 1996 (con't.)

Cost of Sales increased by $791,000 when compared to 1996. As a percent of sales, cost of sales fell to 61.9% in 1997 versus 66.2% in 1996. Direct cost of sales fell in terms of percent of sales due to product mix and material cost reductions. Partially offsetting this was an increase in non-labor indirect cost of sales.

Selling and Marketing costs increased $231,000 when compared to 1996. Sewer Systems costs in this category increased $310,000 while costs in Detection Systems decreased $49,000. Offsetting the overall increase were costs avoided due to the sale of the IFD. Contributing to the increase in Sewer Systems marketing costs were full year expenses associated with the operations of sales offices opened in 1996 and the national sales manager hired in 1996, increased cost for the Florida sales office, sales literature, sales promotion and trade shows along with increased labor costs. Detection Systems marketing costs decreased primarily due to reductions in labor and internal sales commission expenses.

General and Administrative costs, including research and development (R&D) expense, increased $765,000 over 1996. Excluding R&D, general and administrative costs increased $727,000. The increase in general and administrative costs is primarily a result of the growth performance sharing and deferred executive compensation plan adopted in 1996. This plan allows for bonus and deferred compensation to be paid and/or accrued only if the Company, as a whole, meets specified targets for growth in sales, growth in earnings and return on assets. Other general and administrative expenses showing increases in 1997 over 1996 were labor costs, investor relations, training, travel, legal, consultants and miscellaneous expenses. Decreases in year to year expenses were realized in expenses for directors fees, temporary help and allocation of facilities costs.

Research and development labor costs increased $67,000 while non-labor costs decreased $29,000. R&D costs in Sewer Systems remained virtually flat while costs in Detection Systems increased $38,000. The increase in Detection Systems costs is primarily a result of increased expenditures related to new design work in both the HCC and GCM that were incurred in 1997.

Interest expense decreased to $157,000 in 1997 when compared to $249,000 in 1996. Interest income of $40,000 was recorded due to overnight investment of the available cash balances. The Company eliminated short-term line of credit borrowing in 1997 while paying back $338,000 in principal payments on its long-term debt. The Company's borrowing rate over bank prime rate remained at prime for the line of credit and prime plus one-half point for the term loan. Continued control over expenses and capital expenditures, cash provided by operations, reductions in borrowing and reduced interest rates all contributed to the reduction in interest expense on a comparative basis.

                           Environment One Corporation
                                   Form 10-KSB
                                Part II (con't.)

             Twelve Months Ended December 31, 1997 and 1996 (con't.)

Income Taxes during 1997 and 1996 were $1,204,000 and $767,000, respectively. As a percent of income before taxes, both years were approximately 38%.

Liquidity
Through cash provided by operations and availability under the operating line of credit, the Company was able to meet its working capital needs and capital expenditure requirements in 1997. The Company's line of credit availability was increased to $5.0 million during 1997. There was no borrowing against the line of credit as of December 31, 1997. The Company complied with all applicable loan covenants throughout 1997 and 1996.

Management believes that the Company will be able to meet its cash requirements in 1998 as a result of cash generated from operations. The line of credit expires in April of 1998 and is currently being considered for renewal with the Company's lender. Although no assurances can be given, management is confident that, if requested, negotiations for renewal will result in a successful outcome.

Effects of Inflation and Changing Prices
The impact of general inflation on the Company's operations has not been significant to date and the Company believes inflation will continue to have an insignificant impact. In response to the limited effect of inflation and changing prices on the Company's manufacturing and operating costs, the Company has historically used selling price adjustments, cost containment programs and improved operating efficiencies to offset the otherwise negative impact on its operations.

Item 7.  Financial Statements

Index to Financial Statements:


         Independent Auditors' Report

         Consolidated Balance Sheet as of December 31, 1997

         Consolidated Statements of Income for the Years Ended
         December 31, 1997 and 1996

         Consolidated Statements of Shareholders' Equity for the
         Years Ended December 31, 1997 and 1996

         Consolidated Statements of Cash Flows for the Years Ended December 31, 1997 and 1996

         Notes to Consolidated Financial Statements

                          Independent Auditors' Report




The Shareholders and Board of Directors
Environment One Corporation:





We have audited the consolidated financial statements of Environment One Corporation and subsidiary as listed in the accompanying index. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Environment One Corporation and subsidiary as of December 31, 1997, and the results of their operations and their cash flows for each of the years in the two-year period ended December 31, 1997, in conformity with generally accepted accounting principles.








                                                       /s/ KPMG Peat Marwick LLP
                                                       -------------------------
                                                           KPMG Peat Marwick LLP




Albany, New York
February 6, 1998, except as to note 11,
         which is as of February 24, 1998

                           ENVIRONMENT ONE CORPORATION
                                 AND SUBSIDIARY

                           Consolidated Balance Sheet

                                December 31, 1997



                              Assets
Current assets:
     Cash and cash equivalents ..............................      $  2,507,866
     Receivables:
         Trade (note 2) .....................................         5,330,624
         Other ..............................................             3,216
                                                                   ------------
                                                                      5,333,840
         Less allowance for doubtful accounts ...............          (106,981)
                                                                   ------------
              Net receivables ...............................         5,226,859

     Inventories (note 2):
         Finished products ..................................           483,906
         Work in process ....................................           385,013
         Raw materials and supplies .........................         1,399,533
                                                                   ------------
              Total inventories .............................         2,268,452

     Prepaid expenses and other current assets (note 5) .....           401,837
                                                                   ------------
              Total current assets ..........................        10,405,014
                                                                   ------------

Property, plant and equipment (note 2):
     Land and land improvements .............................           334,491
     Building and building improvements .....................         2,324,333
     Machinery and equipment ................................         5,371,630
     Construction in progress ...............................            95,393
                                                                   ------------
                                                                      8,125,847
     Less accumulated depreciation ..........................         4,868,005
                                                                   ------------
              Net property, plant and equipment .............         3,257,842

Patents and other assets, net ...............................           104,185
Deferred income taxes (note 5) ..............................           325,197
                                                                   ------------
                                                                   $ 14,092,238
                                                                   ============

See accompanying notes to consolidated financial statements.

                           ENVIRONMENT ONE CORPORATION
                                 AND SUBSIDIARY

                      Consolidated Balance Sheet, Continued

                                December 31, 1997




               Liabilities and Shareholders' Equity
Current liabilities:
     Book overdraft ...............................................     $    531,498
     Current installments of long-term debt (note 2) ..............          338,100
     Accounts payable .............................................        1,812,407
     Income taxes payable (note 5) ................................          350,257
     Accrued expenses:
         Payroll and related costs (note 6) .......................          457,777
         Interest .................................................           11,685
         Warranty .................................................          315,000
         Other accrued expenses ...................................          232,194
                                                                        ------------
              Total current liabilities ...........................        4,048,918

Long-term debt, excluding current installments (note 2) ...........        1,162,394
Deferred compensation (note 6) ....................................          953,429
                                                                        ------------
              Total liabilities ...................................        6,164,741
                                                                        ------------

Minority interest .................................................           68,760
                                                                        ------------
Shareholders' equity (note 4):
     Common stock of $.10 par value per share. Authorized 6,000,000
         shares; issued 4,257,724 shares ..........................          425,772
     Additional paid-in capital ...................................        7,969,197
     Accumulated deficit ..........................................         (116,119)
                                                                        ------------
                                                                           8,278,850
     Less cost of 80,704 common shares in treasury (note 6) .......         (420,113)
                                                                        ------------
              Total shareholders' equity ..........................        7,858,737
                                                                        ------------

Commitments and contingencies (notes 3, 10 and 11)
                                                                        $ 14,092,238
                                                                        ============

See accompanying notes to consolidated financial statements.

                               ENVIRONMENT ONE CORPORATION
                                      AND SUBSIDIARY

                            Consolidated Statements of Income

                          Years ended December 31, 1997 and 1996



                                                               1997              1996
                                                          ------------      ------------
Net sales ...........................................     $ 24,330,721        21,536,430

Cost of goods sold ..................................       15,048,746        14,258,235
                                                          ------------      ------------
         Gross profit ...............................        9,281,975         7,278,195
                                                          ------------      ------------

Operating expenses:
     Selling and marketing ..........................        2,734,121         2,502,644
     General and administrative .....................        3,333,238         2,568,645
                                                          ------------      ------------
         Total operating expenses ...................        6,067,359         5,071,289
                                                          ------------      ------------

         Income from operations .....................        3,214,616         2,206,906
                                                          ------------      ------------

Other income (expense):
     Interest expense ...............................         (157,220)         (248,725)
     Interest income ................................           40,335              --
     Miscellaneous income (notes 1(a) and 6) ........           91,906            46,774
     Minority interest in (income) loss of subsidiary          (25,692)           16,237
                                                          ------------      ------------
                                                               (50,671)         (185,714)
                                                          ------------      ------------

         Income before income taxes .................        3,163,945         2,021,192

Income tax expense (note 5) .........................        1,203,900           766,505
                                                          ------------      ------------

         Net income .................................     $  1,960,045         1,254,687
                                                          ============      ============

Per share amounts:
         Basic earnings .............................     $        .46      $        .30
                                                          ============      ============

         Diluted earnings ...........................     $        .44      $        .29
                                                          ============      ============

See accompanying notes to consolidated financial statements.

                                            ENVIRONMENT ONE CORPORATION
                                                  AND SUBSIDIARY

                                  Consolidated Statements of Shareholders' Equity

                                      Years ended December 31, 1997 and 1996

                                                                                                                   Total
                                                           Additional                                             share-
                                            Common          paid-in         Accumulated        Treasury          holders'
                                            stock            capital          deficit           stock             equity
                                         -----------      -------------    -------------     -----------     --------------
Balance at December 31, 1995           $     412,761          7,295,115       (3,330,851)        (29,216)         4,347,809

Exercise of options (22,600 shares
     of common stock)                          2,260             16,778               -          (14,340)             4,698

Tax benefit from exercise of options               -             38,182               -                -             38,182

Acquisition of 6,775 shares of
     common stock                                  -                  -               -          (34,490)           (34,490)

Issuance of 999 shares of
     common stock from treasury                    -              1,189               -            3,806              4,995

Issuance of 19,755 shares of
     common stock                              1,976             95,525               -                -             97,501

Net income - 1996                                 -                  -         1,254,687               -           1,254,687
                                         -----------      -------------    -------------     -----------     --------------

Balance at December 31, 1996                 416,997          7,446,789       (2,076,164)        (74,240)         5,713,382

Exercise of options (5,500 shares
     of common stock)                            550             13,126               -           (6,579)             7,097

Tax benefit from exercise of options               -              7,414               -                -              7,414

Issuance of 82,257 shares of
     common stock                              8,225            491,242               -         (369,461)           130,006

Issuance of 5,363 shares of common
     stock from treasury                          -                  -                -           30,167             30,167

Compensation expense on issuance of
     10,000 warrants                              -              10,626               -               -              10,626

Net income - 1997                                 -                  -         1,960,045              -           1,960,045
                                         -----------      -------------    -------------     -----------     --------------

Balance at December 31, 1997           $     425,772          7,969,197         (116,119)       (420,113)         7,858,737
                                         ===========      =============    =============     ===========     ==============

See accompanying notes to consolidated financial statements.

                                    ENVIRONMENT ONE CORPORATION
                                          AND SUBSIDIARY

                               Consolidated Statements of Cash Flows

                              Years ended December 31, 1997 and 1996




                                                                          1997             1996
                                                                      -----------      -----------
Cash flows from operating activities:
    Net income ..................................................     $ 1,960,045        1,254,687
    Adjustments to reconcile net income to net cash provided by operating activities:
          Depreciation and amortization .........................         627,498          596,293
          Gain on termination of defined benefit pension plan ...         (63,000)            --
          Gain on sale of equipment and patents .................            --           (291,544)
          Loss on write-off of note receivable ..................            --            135,533
          Minority interest in income (loss) of subsidiary ......          25,692          (16,237)
          Non-cash compensation expense .........................         140,632          102,496
          Accrual for deferred compensation .....................         614,135          369,461
          Deferred income taxes .................................        (191,739)        (271,539)
          Increase in receivables ...............................        (295,438)      (2,209,701)
          Decrease (increase) in inventories ....................           3,648         (422,539)
          Decrease (increase) in prepaid expenses ...............         (66,832)           4,378
          Increase (decrease) in accounts payable ...............        (106,459)         774,313
          Increase in income taxes payable ......................          48,127          347,726
          Increase in accrued expenses ..........................          93,030          554,013
                                                                      -----------      -----------
              Net cash provided by operating activities .........       2,789,339          927,340
                                                                      -----------      -----------
Cash flows from investing activities:
    Capital expenditures, including patents .....................        (469,605)        (423,701)
    Proceeds from sale of equipment and patents .................            --            300,000
                                                                      -----------      -----------
              Net cash used in investing activities .............        (469,605)        (123,701)
                                                                      -----------      -----------
Cash flows from financing activities:
    Net increase in book overdraft ..............................         531,498             --
    Net decrease in note payable to bank ........................         (75,000)        (475,000)
    Proceeds from issuance of common stock ......................           7,097            4,698
    Purchases of treasury stock .................................            --            (34,490)
    Capital contribution by minority interest ...................            --             10,775
    Principal payments on long-term debt ........................        (338,100)        (338,100)
                                                                      -----------      -----------
              Net cash provided by (used in) financing activities         125,495         (832,117)
                                                                      -----------      -----------

Net increase (decrease) in cash and cash equivalents ............       2,445,229          (28,478)

Cash and cash equivalents at beginning of year ..................          62,637           91,115
                                                                      -----------      -----------

Cash and cash equivalents at end of year ........................     $ 2,507,866           62,637
                                                                      ===========      ===========

                                  ENVIRONMENT ONE CORPORATION
                                         AND SUBSIDIARY

                        Consolidated Statements of Cash Flows, Continued

                             Years ended December 31, 1997 and 1996




                                                                        1997            1996
                                                                     ----------     ----------
Supplemental  disclosures  of cash flow  information:
 Cash paid during the year for:
       Interest ................................................     $  163,167        251,503
                                                                     ==========     ==========

       Income taxes ............................................     $1,347,512        689,173
                                                                     ==========     ==========

Supplemental disclosure of non-cash financing activity:
   Exchange of 892 and 2,390 shares of common stock in full and partial payment of exercise price on options during 1997 and
    1996, respectively .........................................     $    6,579         14,340
                                                                     ==========     ==========

   Tax benefit from exercise of stock options ..................     $    7,414         38,182
                                                                     ==========     ==========

Issuance of 65,681 deferred compensation shares to treasury ....     $  369,461           --
                                                                     ==========     ==========

Issuance of 5,363 deferred compensation shares from treasury ...     $   30,167           --
                                                                     ==========     ==========

See accompanying notes to consolidated financial statements.

                           ENVIRONMENT ONE CORPORATION
                                 AND SUBSIDIARY

                   Notes to Consolidated Financial Statements

                           December 31, 1997 and 1996


(1)    Summary of Significant Accounting Policies
       (a)Description of Business
            Environment    One    Corporation     (the    "Company")    is    an
                environment-oriented product and service company, which started operations in January of 1969. The Company operates in two business segments: (1) low pressure sewer systems, and (2) detection systems.

            The Sewer  Systems  business  primarily  manufactures  and  services grinder pumps pioneered by the Company to make low pressure sewer systems feasible. The low pressure sewer system has proven to be an economical and effective method of sewering otherwise difficult land developments including: waterfront, hilly terrain, very flat lands and areas with high water tables. As more and more communities are looking for cost effective solutions to waste water collection problems, Environment One Corporation's solution, EONE Sewers, is increasingly used in mainstream municipal and developer applications. The principal markets served by the Company are city and county sewer districts, builders, land developers, and individual homeowners. Products are sold by direct sales from the Company's marketing function and through dealer networks across the United States, Canada, Europe, and Japan. There are other pump manufacturers offering grinder pumps for these markets. All but one of the Company's competitors offer a centrifugal type of pump.

            The Detection Systems business  manufactures the Generator Condition
                Monitor and the Hydrogen Control Cabinet. The Generator Condition Monitor is designed to provide early warning of certain thermal failure conditions, which could lead to shutdown of hydrogen cooled electric power generators. The Hydrogen Control Cabinet continuously analyzes the purity of hydrogen and controls the rate of scavenging in hydrogen cooled turbine generators. The Detection Systems products are sold by direct sales from the Company's marketing function and through an independent network of distributors in the United States, Canada, and a few countries overseas. There are believed to be only two other manufacturers of this type of detection systems equipment worldwide.

            The Company  concluded an agreement with PROTEC Fire Detection,  plc of Nelson, Lancashire, England on January 16, 1996 for the sale of its Cirrus IFD product line, previously a component of the Detection Systems business. As a part of this agreement, the Company sold all Cirrus IFD assets, with a net book value at the date of sale of $8,456, for a realized gain of $291,544. The gain, net of certain other expenses, is included in miscellaneous income in the accompanying 1996 consolidated statement of income.

                           ENVIRONMENT ONE CORPORATION
                                 AND SUBSIDIARY

              Notes to Consolidated Financial Statements, Continued

            In April 1994, the Company sold its measurements division which had previously been a component of the Detection Systems business. As part of the consideration received in this sale, the Company accepted a five-year promissory note receivable of $141,458. During 1996, the Company determined that the remaining balance on the note was uncollectible and recorded a loss on the write-off of the outstanding balance of $135,533. The loss is included in miscellaneous income in the accompanying 1996 consolidated statement of income.

       (b)Principles of Consolidation
            The consolidated   financial   statements   include  the   financial
                statements of Environment One Corporation and its majority-owned foreign subsidiary, which was incorporated in 1990. All significant intercompany balances and transactions have been eliminated in consolidation.

       (c)Cash Equivalents
            Cash equivalents  of  $2,289,844  at  December  31,  1997 consist of overnight Eurodollar time deposits issued by a significant Northeastern United States bank. These overnight time deposits are not insured by the Federal Deposit Insurance Corporation. For purposes of the consolidated statements of cash flows, the Company considers all highly liquid debt instruments with original maturities of three months or less to be cash equivalents.

       (d)Per Share Amounts
            On December  31,  1997,  the  Company   adopted  the  provisions  of
               Statement of Financial Accounting Standards ("SFAS") No. 128, Earnings per Share. SFAS No. 128 establishes standards for computing and presenting earnings per share ("EPS"). SFAS No. 128 supersedes Accounting Principles Board ("APB") Opinion No. 15, Earnings per Share and related interpretations. SFAS No. 128 requires dual presentation of basic and diluted EPS on the face of the income statement for all entities with complex capital structures and specifies additional disclosure requirements.

            Basic EPS  excludes  dilution  and is computed  by  dividing  income available to common shareholders by the weighted average number of common shares outstanding for the period. Diluted EPS reflects the potential dilution that could occur if securities or other contracts to issue common stock were exercised or converted into common stock or resulted in the issuance of common stock that then shared in the earnings of the entity (such as stock options). All prior-period EPS data have been restated to conform to the provisions of SFAS No. 128.

                           ENVIRONMENT ONE CORPORATION
                                 AND SUBSIDIARY

              Notes to Consolidated Financial Statements, Continued

            The following tables provide calculations of basic and diluted earnings per share:


            Year ended December 31, 1997

                                                            Weighted      Per
                                               Net           average      share
                                              income         shares      amounts
                                            ----------      ----------    -----
Basic earnings per share .............      $1,960,045       4,228,077    $ .46
                                                                          =====

Effect of dilutive securities:
    Options and warrants .............            --           147,016
    Deferred compensation plan .......            --            58,489
                                            ----------      ----------
Diluted earnings per share ...........      $1,960,045       4,433,582    $ .44
                                            ==========      ==========    =====

            Year ended December 31, 1996

                                                             Weighted       Per
                                                 Net           average     share
                                               income          shares    amounts
                                              ----------     ----------    ----

      Basic earnings per share ..........     $1,254,687      4,128,175    $.30
                                                                           ====

      Effect of dilutive securities:
          Options .......................           --           90,156
          Deferred compensation plan ....           --           65,681
                                              ----------     ----------    ----
      Diluted earnings per share ........     $1,254,687      4,284,012    $.29
                                              ==========     ==========    ====

       (e)Revenues, Costs and Inventories
            Sales and related cost of goods sold are  recognized  when  products are shipped to customers. Inventories are valued at the lower of cost or market (net realizable value), costs being determined principally on the basis of standards, which approximate average current production costs.

                           ENVIRONMENT ONE CORPORATION
                                 AND SUBSIDIARY

              Notes to Consolidated Financial Statements, Continued


       (f)  Property, Plant and Equipment
            Property,  plant and equipment are stated at cost.  Depreciation  on property, plant and equipment is computed using the straight-line method for financial reporting purposes, and accelerated methods for income tax purposes. For financial reporting purposes, the Company provides for depreciation of property, plant and equipment over the following estimated useful lives:

                     Land improvements                           5-20 years
                     Building and building improvements          5-45 years
                     Machinery and equipment                     2-20 years

       (g)Patents and Other Assets
            The costs of patents  covering  products  expected  to be viable are deferred and amortized on a straight-line basis over twenty years from the date of filing or seventeen years from the date of issue, whichever is greater. The deferred costs of specific patent applications are written off if a patent application is rejected. Loan financing fees are amortized straight line over the term of the loan to which they relate.

       (h)Research and Development
            All research  and   development   costs  are  charged   directly  to
                operations as incurred. Research and development costs of approximately $215,000 and $177,000 during 1997 and 1996, respectively, are included in general and administrative expenses.

       (i)  Income Taxes
            Income taxes are accounted for under the asset and liability method.
                Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

       (j)  Foreign Currency Translation
            Accounts of the foreign  subsidiary  have been  translated into U.S.
               dollars substantially in accordance
                with SFAS No. 52.

       (k)Stock Option Plans
            Prior to January 1, 1996, the Company accounted for its stock option plan in accordance with the provisions of APB Opinion No. 25, Accounting for Stock Issued to Employees, and related interpretations. As such, compensation expense would be recorded on the date of grant only if, and to the extent that, the current market price of the underlying stock exceeded the

                           ENVIRONMENT ONE CORPORATION
                                 AND SUBSIDIARY

              Notes to Consolidated Financial Statements, Continued


                exercise price. On January 1, 1996, the Company adopted SFAS No. 123, Accounting for Stock-Based Compensation, which permits entities to recognize as expense over the vesting period the fair value of all stock-based awards on the date of grant. Alternatively, SFAS No. 123 also allows entities to continue to apply the provisions of APB Opinion No. 25 and provide pro forma net income and pro forma earnings per share disclosures for employee stock option grants made in 1995 and future years as if the fair-value based method defined in SFAS No. 123 had been applied. The Company has elected to continue to apply the provisions of APB Opinion No. 25 and provide the pro forma disclosure requirements of SFAS No. 123.

       (l)  Impairment of Long-Lived Assets and Long-Lived Assets to Be Disposed
            Of
            The Company  adopted the provisions of SFAS No. 121,  Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of, on January 1, 1996. This Statement requires that long-lived assets and certain identifiable intangibles be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets.
                Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell. Adoption of SFAS No. 121 did not have a material impact on the Company's financial position, results of operations or liquidity.

       (m)Use of Estimates
            Management  of the  Company  has  made a  number  of  estimates  and assumptions relating to the reporting of assets and liabilities and the disclosure of contingent assets and liabilities to prepare these consolidated financial statements in conformity with generally accepted accounting principles. Actual results could differ from those estimates.

(2)    Short-term and Long-term Debt
       The Company has available a $5,000,000 line of credit of which $5,000,000 is available at December 31, 1997. The line is secured by trade accounts receivable and inventories. The Company had $0 outstanding on this line of credit at December 31, 1997. The interest rate on this short-term borrowing at December 31, 1997 is based upon the bank's prime rate and was 8.50%. The line of credit, unless extended or renewed, expires on April 29, 1998.

                           ENVIRONMENT ONE CORPORATION
                                 AND SUBSIDIARY

              Notes to Consolidated Financial Statements, Continued

       The Company's long-term debt consisted of the following at December 31, 1997:

 Construction note, payable in installments of $28,175
    monthly beginning January 1, 1995, plus interest based
    on the bank's prime rate plus (% at December 31, 1997
    (9.0% at December 31, 1997), maturing December 31, 2000.
    Secured by real property                                        $  1,500,494

 Less installments due within one year                                   338,100
                                                                    ------------
         Long-term debt, excluding current installments             $  1,162,394
                                                                    ============

       The line of credit and construction loan agreements require compliance with certain financial loan covenants related to minimum current, debt service coverage and debt to worth ratios, as well as minimum working capital and net worth, and limitations on capital expenditures. At December 31, 1997, the Company was in compliance with these covenants.

       Future principal payments on long-term debt are as follows:

                           1998                                $  338,100
                           1999                                   338,100
                           2000                                   824,294
                                                               ----------
                                                               $1,500,494
                                                               ==========

       The Company is not required to maintain compensating balances pursuant to the credit terms under its line of credit with the bank.

(3)    Leases
       The Company is a party to noncancellable operating leases for the rental of equipment and office space. Total rent expense incurred by the Company under operating leases during 1997 and 1996 was $34,889 and $17,057, respectively.

       The future minimum lease payments under noncancellable operating leases as of December 31, 1997 are as follows:

                 Year ending

                    1998                                          $ 51,659
                    1999                                            40,409
                    2000                                            37,614
                    2001                                            17,306
                                                                  --------
                                                                  $146,988
                                                                  ========

                           ENVIRONMENT ONE CORPORATION
                                 AND SUBSIDIARY

              Notes to Consolidated Financial Statements, Continued


(4)    Shareholders' Equity
       During 1997 and 1996,  5,500 and 22,600  shares of the  Company's  common stock were issued upon exercise of stock options for $13,676 and $19,038, respectively. In addition, during 1997 and 1996, 10,000 shares of common stock were issued to the Company's Chairman as compensation and valued in the amount of $70,000 and $47,501 respectively. During 1996, 999 shares of common stock held in treasury were issued as compensation to other individuals and valued in the amount of $4,995.

       Also, during  1997,  the Company  issued  10,000  warrants at an exercise price of $9.125 to an outside consultant, that resulted in a charge to earnings in the amount of $10,626 using the Black Scholes option-pricing model.

       (a)Amended and Restated Stock Option Plan
            The Company's Amended and Restated Stock Option Plan was established in 1971 authorizing 100,000 shares for option grants. During 1991, the shareholders approved an amendment to the plan, authorizing 400,000 shares for option grants. Under the plan, options to purchase common shares may be granted to directors, officers and other key employees of the Company, and such shares may be authorized and unissued shares, or issued and reacquired shares, as determined by the Board of Directors. The option price per share may not be less than the fair market value of a share of common stock on the date the option is granted, and the maximum term of an option may not exceed ten years. Options granted under the plan generally are exercisable 20% per year beginning one year from the date of grant. During 1997 and 1996, the Company granted options for 10,715 and 38,182 shares, respectively, under this plan.

            At December 31, 1997 and 1996, the Company has reserved 319,691 and 316,976 shares, respectively, of its common stock for the exercise of stock options under this plan, of which 278,634 and 246,285 shares, respectively, were exercisable. The weighted-average exercise price per share of those options exercisable under this plan was $3.28 and $3.14 at December 31, 1997 and 1996, respectively.

       (b)1996 Incentive Compensation Plan
            During 1996,  the Company  adopted a stock award and incentive  plan that permits the issuance of incentive stock options, non-qualified stock options, stock appreciation rights (SARS) and restricted stock awards to selected directors, officers and key employees of the Company, and such shares may be authorized and unissued shares, or issued and reacquired shares, as determined by the Board of Directors. The plan allows grants for options on 300,000 shares of common stock and provides that the term of each award be determined by the Committee of the Board of Directors ("Committee") charged with administering the plan, but cannot exceed 10 years.

                           ENVIRONMENT ONE CORPORATION
                                 AND SUBSIDIARY

              Notes to Consolidated Financial Statements, Continued

            Under  the  terms  of  the  plan,  options  granted  may  be  either non-qualified or incentive stock options and the exercise price, determined by the Committee, may not be less than the fair market value of a share of common stock on the date of grant. SARS, and SARS granted in tandem with options, shall be exercisable only to the extent the underlying options are exercisable, and in no event less than six months from the date of grant, and the grant price shall be equal to the exercise price of the underlying options. In addition, the Committee may grant restricted stock to participants of the plan at no cost. Other than the restrictions that limit the sale and transfer of these shares, participants are entitled to all rights of a shareholder. During 1997 and 1996, the Company granted incentive stock options for 57,785 and 24,000 shares, respectively, under this plan.

            At December 31, 1997 and 1996, the Company has reserved 81,785 and 24,000 shares, respectively, of its common stock for the exercise of options under this plan of which 11,943 and 0 shares, respectively, were exercisable. The weighted average exercise price per share of those options exercisable under this plan was $6.26 at December 31, 1997.

       (c)Plans for Non-Employee Directors
            During 1996, the Company adopted a  non-qualified  stock option plan for the benefit of all directors who are not employees of the Company. The plan allows grants for options on 100,000 shares of common stock and such shares may be authorized and unissued shares, or issued and reacquired shares, as determined by a committee of the Board of Directors comprised of disinterested directors.

            The option  price per  share  may not be less  than the fair  market value of a share of common stock on the date the option is granted , and the maximum term of an option may not exceed ten years. Options granted under the plan shall become exercisable in full one year from the date of grant. During 1997 and 1996, the Company granted 5,856 and 9,090 shares, respectively, under this plan.

            At December 31, 1997 and 1996, the Company has reserved 14,946 and 9,090 shares, respectively, of its common stock for the exercise of options under this plan of which 9,090 shares were exercisable at December 31, 1997.

            In addition, during 1996, the Company established a stock grant plan for non-employee directors that entitles each non-employee director to receive a stock grant equivalent to $10,000 on September 1st of each year following election to the Board of Directors. The grant is in lieu of all cash compensation for their participation on the Board of Directors. For the years ended December 31, 1997 and 1996, the Company granted 6,576 and 9,755 shares of common stock, the equivalent of $60,006 and $50,000, respectively, which has been recognized as non-cash compensation expense in the accompanying consolidated statements of income.

                           ENVIRONMENT ONE CORPORATION
                                 AND SUBSIDIARY

              Notes to Consolidated Financial Statements, Continued

            The following  tables  summarize,  by date of grant,  the  number of options and warrants issued and the exercise price per share. Options are generally exercisable 20% per year beginning one year from date of grant and expire ten years from date of grant:


        Date of Grant              Number of Options Issued       Option Price
        -------------              ------------------------       ------------

            June           1988           22,500                   $  0.9375

            May            1990           19,000                   $  2.3750

            July           1991           16,500                   $  1.4375

            July           1992           30,000                   $  2.8750

            April          1993           47,000                   $  2.6250

            May            1994           41,000                   $  2.3750

            May            1995           48,500                   $  3.0000

            May            1995          100,000 (a)               $  2.8500

            December       1995           14,544 (b)               $  5.5000

            May            1996           23,182 (a)               $  5.2500

            July           1996           36,500                   $  5.1300

            September      1996            2,500                   $  5.3750

            December       1996           9,090  (b)               $  5.5000

            March          1997           34,000                   $  6.5000

            May            1997           25,000 (a)               $  7.0000

            October        1997            9,500                   $ 10.6250

            December       1997           5,856  (b)               $ 10.2500


            (a) Exercisable 50% at date of grant and 50% one year from the date of grant.

            (b) Exercisable in full one year from the date of grant.

             Date of Grant     Number of Warrants Issued        Warrant Price

             September 1997         10,000 (c)                  $    9.1250

            (c) Exercisable 100% at date of grant.

                           ENVIRONMENT ONE CORPORATION
                                 AND SUBSIDIARY

              Notes to Consolidated Financial Statements, Continued

       The following table summarizes stock option transactions during 1997 and 1996:

                                                                                         Weighted-average
                                                                 Option shares       exercise price per share
                                                                 -------------       ------------------------
                Balance at December 31, 1995                        304,894                $   2.70


                Options granted                                      71,272                    5.22

                Options exercised                                   (22,600)                   0.84

                Options expired                                      (3,500)                   2.45
                                                                -----------

                Balance at December 31, 1996                        350,066                    3.34

                Options granted                                      74,356                    7.49

                Options exercised                                    (5,500)                   2.49

                Options expired                                      (2,500)                   2.62
                                                                -----------

                Balance at December 31, 1997                        416,422                    4.09
                                                                ===========

       The following table summarizes those stock options outstanding and exercisable at December 31, 1997:

                                                                              Weighted-
                                                                 Weighted-     average                    Weighted-
                                                                  average     remaining                    average
                                                  Shares         exercise    contractual     Shares       exercise
       Range option exercise price              outstanding        price        life       exercisable      price
       ---------------------------              -----------        -----        ----       -----------      -----
       $    0.9375    -     1.4375                  10,750     $    1.40     3.3 years         10,750     $   1.40
            2.3750    -     3.0000                 245,500          2.77     6.7 years        209,800         2.78
            5.1300    -     7.0000                 144,816          5.86     8.8 years         79,117         5.57
           10.2500    -    10.6250                  15,356         10.48     9.9 years             -           -
                                               -----------                                -----------
                                                   416,422                                    299,667
                                               ===========                                ===========

                           ENVIRONMENT ONE CORPORATION
                                 AND SUBSIDIARY

              Notes to Consolidated Financial Statements, Continued

       The per share weighted-average fair value of stock options granted during
          1997 and 1996 was $4.48 and $3.22 on the dates of grant using the Black Scholes option-pricing model with the following weighted-average assumptions: 1997 - expected dividend yield of 0%, risk-free interest rate of approximately 6.5%, volatility of approximately 35%, and an expected life of 10 years; 1996 - expected dividend yield of 0%, risk-free interest rate of approximately 6.5%, volatility of approximately 37%, and an expected life of 10 years.

       The Company applies APB Opinion No. 25 in accounting for its stock option plans and, accordingly, no compensation cost has been recognized for its stock options in the accompanying consolidated statements of income. Had the Company determined compensation cost based on the fair value at the grant date for its stock options under SFAS No. 123, the Company's net income and related per share amounts would have been reduced to the pro forma amounts indicated below:

                                                    1997                1996
                                              ---------------       ------------
Net income:
     As reported                              $     1,960,045          1,254,687
                                              ===============       ============

     Pro forma                                $     1,890,151          1,113,193
                                              ===============       ============
Per share amounts:
     Basic earnings per share
         As reported                          $           .46                .30
                                              ===============       ============
         Pro forma                            $           .45                .27
                                              ===============       ============

     Diluted earnings per share
         As reported                          $           .44                .29
                                              ===============       ============
         Pro forma                            $           .43                .26
                                              ===============       ============

       Pro forma net income and earnings per share  reflect only options granted after  January  1, 1995.  Therefore,  the full  impact of  calculating compensation  cost  for  stock  options  under  SFAS  No.  123  is not reflected in the pro forma amounts presented above because compensation cost is reflected over the options' vesting periods, generally five years, and compensation cost for options granted prior to January 1, 1995 is not considered.

                           ENVIRONMENT ONE CORPORATION
                                 AND SUBSIDIARY

              Notes to Consolidated Financial Statements, Continued

(5)    Income Taxes
       Income tax expense for the years ended December 31, 1997 and 1996 consists of:

                                                1997                    1996
                                            -----------             -----------
Current:
     Federal                                $ 1,275,647                 958,044
     State                                      119,992                  80,000
                                            -----------             -----------
                                              1,395,639               1,038,044
Deferred                                       (191,739)               (271,539)
                                            -----------             -----------
                                            $ 1,203,900                 766,505
                                            ===========             ===========

       The following table reconciles the expected tax expense at the Federal statutory rate to the effective tax rate.

                                                     1997                        1996
                                        ------------------------     ------------------------
                                            Amount           %           Amount           %
                                        -----------         ----     -----------         ----
Computed expected tax expense           $ 1,075,741         34.0%    $   687,205         34.0%
State taxes, net of Federal benefit          79,195          2.5          52,800          2.6
Research and experimentation credit         (13,826)        (0.4)         (6,600)        (0.3)
Loss (income) of foreign subsidiary         (20,820)        (0.7)         12,881          0.6
Nondeductible expenses                       23,943          0.8          15,247          0.8
Other                                        59,667          1.9           4,972          0.2
                                        -----------         ----     -----------         ----
                                        $ 1,203,900         38.1%    $   766,505         37.9%
                                        ===========         ====     ===========         ====

                          ENVIRONMENT ONE CORPORATION
                                 AND SUBSIDIARY

              Notes to Consolidated Financial Statements, Continued

       For the year ended December 31, 1997, the deferred income tax benefit of $191,739 results from the changes in temporary differences. The tax effects of temporary differences that give rise to deferred tax assets and deferred tax liabilities as of December 31, 1997 are presented below:

              Deferred tax assets:
                  Accounts receivable, due to allowance for
                     doubtful accounts                                              $       36,374
                  Inventories, principally due to additional costs
                     inventoried for tax purposes pursuant to the Tax Reform
                     Act of 1986 and inventory reserves                                     80,405
                  Warranty accrual                                                         107,100
                  Pension settlement                                                        16,421
                  Deferred compensation                                                    324,166
                  Property, plant and equipment, due to differences in
                     depreciation lives and methods                                          1,031
                                                                                      ------------
                         Total gross deferred tax assets                                   565,497
                         Less valuation allowance                                               -
                                                                                      ------------
                                                                                           565,497
              Deferred tax liability:
                 Prepaid expenses                                                          (11,334)
                                                                                      ------------
                          Net deferred tax asset                                    $      554,163
                                                                                      ============

       At December 31, 1996, the net deferred tax asset was $362,424 and there was no recorded valuation allowance.

       At December 31, 1997, the Company has New York State investment tax credit carryforwards of approximately $20,000.

       In assessing  the  realizability  of  deferred  tax  assets,   management
          considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management considers the projected future taxable income and tax planning strategies, as well as carryback opportunities, in making this assessment. In order to fully realize the net deferred tax asset, the Company will need to generate future taxable income of approximately $1,600,000. For the years ended December 31, 1997 and 1996, the Company's Federal taxable income was approximately $3,300,000 and $2,600,000, respectively. Based upon the level of historical taxable income, projections for future taxable income and carryback opportunities over the periods in which the deferred tax assets are deductible, management believes it is more likely than not the Company will realize the benefits of these deductible differences. The amount of the deferred tax asset considered realizable, however, could be reduced in the near term if estimates of future taxable income are reduced.

                          ENVIRONMENT ONE CORPORATION
                                 AND SUBSIDIARY

              Notes to Consolidated Financial Statements, Continued

       At December 31, 1997, $228,966 of deferred tax assets are included in other current assets.

(6)    Employee Benefit Plans
       (a)Retirement and Profit Sharing Plans
            During 1997,  the Company  terminated its  non-contributory  defined benefit pension plan and all eligible employees were provided with the opportunity to receive a lump-sum payment, rollover the amount available to their respective 401(k) participant account or have an annuity purchased on their behalf. As a result of the termination, the Company realized a gain of $63,000.

            Net periodic pension cost for the year ended December 31, 1996 included the following components:

                  Service cost - benefits earned during
                      the period                               $    143,561
                  Interest cost on projected benefit
                      obligation                                     94,985
                  Actual return on plan assets                      (40,671)
                  Net amortization and deferral                       1,247
                                                                 ----------
                      Net periodic pension cost                $    199,122
                                                                 ==========

            Assumptions used in accounting for the pension plan as of December 31, 1996 were:

                  Discount rate                                            7.25%
                  Rate of increase in compensation levels                  6.00%
                  Expected long-term rate of return on assets              8.00%


            During 1992,  the Company  established a 401(k) savings plan that is available to all employees who meet certain eligibility requirements. The Company does not contribute to this plan as of December 31, 1997.

       (b)Deferred Compensation Plans
              (i) Growth Performance Sharing
                  During 1996, the Company established a Growth Performance Sharing ("GPS") plan for all employees based on the achievement of certain objectives that include sales growth, profit growth and return on assets. During 1997 and 1996, the Company recorded $447,284 and $357,126, respectively, of expense under the GPS plan, and at December 31, 1997 the unpaid portion, in the amount of $272,792, is included in accrued payroll and related costs in the accompanying 1997 consolidated balance sheet.

                          ENVIRONMENT ONE CORPORATION
                                 AND SUBSIDIARY

              Notes to Consolidated Financial Statements, Continued

              (ii) Deferred Compensation Plan
                  Effective January 1, 1996, the Company adopted the Deferred Compensation Plan for Certain Executive Employees (the "Plan"), which is a non-qualified deferred compensation plan for a select group of management and highly-compensated employees. The purpose of the Plan is to permit eligible employees to defer the receipt of up to 75% of future GPS bonuses, to have the deferred GPS bonuses applied to acquire shares of common stock, and to have the shares distributed at a future date selected by the employee or, if earlier, upon the employee's involuntary termination of employment. The Company will match an additional amount equal to 25% of the deferred GPS bonus.

                  During 1997, the Company issued 65,681 shares of common stock, with a cost of $369,461, to a rabbi trust for distribution to the participating employees at such time as elected. Those shares placed in the trust have been accounted for as treasury shares by the Company and there is no additional compensation expense recorded for appreciation in share value. As originally elected, one employee received a distribution of 5,363 shares of common stock from treasury.

                  During 1997 and 1996, the Company recorded $614,135 and $369,461, respectively, of expense under the Plan.

(7)    Fair Value of Financial Instruments
      The following methods and assumptions were used to estimate the fair value of each class of financial instruments:

       (a) Cash and Cash Equivalents, Accounts Receivable, Book Overdraft, Accounts Payable, Income Taxes Payable and Accrued Expenses
            The carrying   amount  of  cash  and  cash   equivalents,   accounts
                receivable, accounts payable and accrued expenses approximates fair value because of the short maturity of these instruments.

       (b)Long-term Debt
            The interest rate on the Company's  long-term  debt is  periodically reset according to changes in the bank's prime rate which is reflective of current market rates (see note 2). Consequently, the carrying value of the long-term debt approximates fair value.

(8)    Industry Segment Information
       The Company's operations consist of two segments that are concerned with the development, production and marketing of products. Sewer Systems consists of products designed to transport and treat sanitary sewer waste. Operations of the Detection Systems segment include the production and sale of products designed to protect equipment and facilities and until January 1996 included the production and sale of the Cirrus IFD product line as discussed in note 1(a). For the years ended December 31, 1996 and 1997, the revenue, income from operations and total assets specifically attributable to the Cirrus IFD product

                          ENVIRONMENT ONE CORPORATION
                                 AND SUBSIDIARY

              Notes to Consolidated Financial Statements, Continued

          line have been recorded within Corporate due to the sale of this product line. Also, during 1996 the Company established a Growth Performance Sharing plan, as discussed in note 6(b), that is based on the Company's achievement of certain objectives. The expenses recorded by the Company under this plan have been presented within Corporate because such expenses are based upon the performance of the Company as a whole. Total revenue includes sales to unaffiliated customers; there are no intersegment sales.

                                Sales to unaffiliated customers                    Income (loss) from operations
                                -------------------------------                    -----------------------------
                                     1997            1996                            1997             1996
                                     ----            ----                            ----             ----
       Sewer Systems         $     21,196,777       18,724,259                       2,997,062       2,237,321
       Detection Systems            2,652,961        1,893,907                       1,156,718         463,638
       Corporate                      480,983          918,264                        (939,164)       (494,053)
                               --------------   --------------                    ------------   -------------
         Total               $     24,330,721       21,536,430                       3,214,616       2,206,906
                               ==============   ==============                    ============   =============

                                         Total assets
                             ---------------------------------
                                     1997             1996
                                     ----             ----
       Sewer Systems         $     8,939,881         8,728,565
       Detection Systems           1,324,173           999,135
       Corporate                   3,828,184         1,517,974
                               -------------    --------------
         Total               $    14,092,238        11,245,674
                               =============    ==============
                                                        Property, plant and equipment
                                ------------------------------------------------------------------------------
                                             Additions                           Depreciation and amortization
                                -------------------------------                  -----------------------------
                                       1997           1996                           1997           1996
                                       ----           ----                           ----           ----
       Sewer Systems            $       220,623         319,050                       440,129        441,867
       Detection Systems                  9,630          29,800                        43,511         47,568
       Corporate                        214,407          54,918                        74,192         74,170
                                  -------------   -------------                   -----------    -----------
         Total                  $       444,660         403,768                       557,832        563,605
                                  =============   =============                   ===========    ===========

                          ENVIRONMENT ONE CORPORATION
                                 AND SUBSIDIARY

              Notes to Consolidated Financial Statements, Continued

                               Amortization and abandonment
                                     of intangible assets
                               ----------------------------
                                     1997           1996
                                     ----           ----
       Sewer Systems            $    69,666          32,688
       Detection systems                 -               -
                                  ---------      ---------
           Total                $    69,666          32,688
                                  =========      ==========

       Export sales of low pressure sewer systems were approximately 6.1% and 2.8% of total Company sales in 1997 and 1996, respectively. Export sales of detection instruments were approximately 6.3% and 4.5% of total Company sales in 1997 and 1996, respectively.

(9)    Business and Credit Concentrations
       (a)Concentration of Credit Risk and Sales to Major Customers
            Financial  instruments  which  potentially  subject the Company to a concentration of credit risk principally consist of trade receivables. The Company sells products to customers primarily in the United States. At December 31, 1997 and 1996, eight customers comprised approximately 49% and 43%, respectively, of trade accounts receivable. To reduce credit risk, the Company performs ongoing credit evaluations of customers but generally does not require collateral. Allowances are maintained for potential credit losses, and such losses have been within management's expectations.

            During  1997  and   1996,   sales  to  eight   customers   comprised
                approximately 42% and 36%, respectively, of the Company's consolidated net sales. No individual customer comprised more than 10% of consolidated net sales in 1997 and 1996.

       (b)Concentration of Purchasing Risk
            During  both  1997  and  1996,  approximately  52% of the  Company's purchases were made from ten vendors. No individual vendor comprised more than 10% of total purchases in 1997 and 1996.

(10)   Contingent Liabilities
       During 1997, an action was brought against the Company based on allegations of misrepresentation and breach of contract relating to the Company's termination of its relationship with Abaxial Associates, Inc. (the "plaintiff"). The plaintiff seeks monetary damages in the amount of $1,600,000 (CDN), plus interest and certain other costs. In the opinion of management, the plaintiff's business relationship with the Company was terminated for cause and the claim is unsubstantiated and without merit. Although no assurances can be given, the Company's management believes the ultimate outcome of this allegation will not have a material adverse affect on the financial position or results of operations of the Company.

                          ENVIRONMENT ONE CORPORATION
                                 AND SUBSIDIARY

              Notes to Consolidated Financial Statements, Continued

(11)   Subsequent Event
       On February 24, 1998,  the Company  entered into an Agreement and Plan of
          Merger (the "Agreement") with Precision Castparts Corp. and EOC Acquisition Corporation providing for the acquisition, subject to the terms and conditions of the Agreement, by Precision Castparts Corp., through its wholly-owned subsidiary EOC Acquisition Corporation, of all the outstanding shares, including all options and warrants (vested and unvested), of common stock of the Company for $15.25 per share in cash, net of the exercise price in the case of all options and warrants. Under the terms and conditions of the Agreement, the Company will be the surviving corporation and a wholly-owned subsidiary of Precision Castparts Corp.

       As a result of the Company's acceptance of the terms and conditions of the Agreement, the Company will be required to pay an outside consultant a transaction fee, contingent on the closing of the aforementioned transaction, of approximately $800,000. In addition, the Company has agreed to indemnify the outside consultant against certain liabilities, if any.

       Additionally, as a result of the Company's acceptance of the terms and conditions of the Agreement, the Company will be required under the conditions of a Change in Control Agreement dated January 5, 1998, to pay the Company's Chairman approximately $350,000, plus a prorated portion of any 1998 bonus amount to which he is entitled. Also, the Company has agreed to waive any required health insurance premium that would be due from the Chairman for a twelve-month period following his termination.

       In addition, pursuant to the Agreement, the Company has entered into certain other ancillary agreements with specific directors, officers and key employees of the Company. These agreements are as follows:

            (i) The Company entered into employment agreements with eight named officers and employees for periods of one to two years.

            (ii) The Company entered into a stockholder agreement with certain named directors, officers and employees, under which those individuals agreed to tender all of their respective shares, including all options (vested and unvested), of common stock so long as the offer price is not less than $15.25 per share in cash.

                           Environment One Corporation
                                   Form 10-KSB
                                Part II (con't.)

Item 8. Changes In and Disagreements With Accountants on Accounting and Financial Disclosure

                                      None

                           Environment One Corporation
                                   Form 10-KSB
                                    Part III

Item 9.  Directors and Executive Officers of the Company

                                                  Date
   Name                      Position         Office Began           Age
   ----                      --------         ------------           ---

Walter W. Aker               Director         Dec 1968               79

Mark E. Alexander            Vice President   January 1998           41

John L. Allen                Director         May 1993               54

Stephen V. Ardia             Chairman         May 1995               56
                             President, CEO   Sept 1996

David M. Doin                Vice President   Sept 1991              42

Angelo Dounoucos             Director         May 1988               65
                             President, CEO   Retired, Sept 1996

Lars Grenback                Director         May 1993               54

Robert G. James              Director         May 1984               73

Rolf E. Soderstrom           Director         May 1991               65

Philip W. Welsh              Vice President   May 1995               40
                             Treasurer, CFO

All executive officers of the Corporation are included in the preceding table. Executive officers serve until the Board of Directors' meeting immediately following the Annual Meeting of Shareholders or until their successors are elected.

Directors elected at the Company's Annual Meeting serve until the next Annual Meeting. All of the above directors were elected by the Shareholders at the Annual Meeting held May 15, 1997.

                           Environment One Corporation
                                   Form 10-KSB
                                Part III (con't.)

Business Experience During the Past Five Years:

Walter W. Aker
He was vice president of the Company from 1968 to 1975 and from 1982 to 1993. He was elected corporate secretary from 1976 to 1993.

Mark E. Alexander
He was appointed vice president of marketing in January, 1998. He began his career with Environment One in January, 1990 as a regional sales manager in the Sewer Systems Business. He was promoted to national sales manager in 1994 and to director of marketing in 1995. He earned his master of business administration in 1995 from Pepperdine University.

John L. Allen
He is managing partner for the Financial Services Practice, North America, for Heidrick & Struggles, Inc., a global executive search firm. He is located in the New York, NY office and is also a director of the firm. Prior to his joining the firm in 1991, he had 24 years in banking including nearly thirteen as a chief executive officer of Amoskeag Bank Shares, Inc. and Key Bank of Southeastern New York. He has a bachelor of science degree in business administration from Rochester Institute of Technology, a master of public administration from the Graduate School of Public Affairs, State University of New York (SUNY) Albany, and is a graduate of the Harvard Business School Program for Management Development.

Stephen V. Ardia
He was elected president and chief executive officer on September 1, 1996. He received his master of business administration from Rutgers University and a bachelor of science degree from the U.S. Merchant Marine Academy. After working with Goulds Pumps, Inc. since 1965, he became its president in 1985. He retired in 1994 joining Environment One Corporation as chairman in May, 1995. He presently serves as a member of the board of directors of MaxTec Holdings of Dallas, Texas.

David M. Doin
He was elected vice president in September, 1991 and also served as the general manager of the Detection Systems Business until January, 1998 when he was appointed vice president of sales. He received his bachelor of science degree in business from the State University of New York at Albany in 1983. He joined the Company in 1977 in Measurement Services sales and was appointed product manager, Scientific Instruments, in 1981.

Angelo Dounoucos
He was vice president and director of Environment One Corporation from 1969 to 1976. He rejoined the Company in 1986 after eight years as a project marketing manager at the General Electric Corporate Research and Development Center. He was elected president on January 1, 1989 and chief executive officer on March 14, 1990. He retired as president and chief executive officer on September 1, 1996.

Lars Grenback
He received his bachelor of economics and business administration degree from Uppsala University, Sweden in 1969 and his university certificate in marketing, advertising and public relations in 1970. Since 1975, he has been working with the low pressure sewer system in the Scandinavian countries and has been president of Svensk Kommunalteknik AB since 1980.

                           Environment One Corporation
                                   Form 10-KSB
                                Part III (con't.)

  Business Experience of Executive Officers During the Past Five Years (con't.)

Robert G. James
He received his bachelor of science degree from Northwestern University, his master's degree in business administration from Harvard Business School in 1948 and his doctorate in economics from the Harvard Graduate School in 1952. He is vice chairman of Enterprise Asset Management Inc. He is also a Certified Public Accountant.

Rolf E. Soderstrom
He received his bachelor of science degree in engineering from Tufts University and his master's degree from Northeastern University. He has thirty-five years of line management experience as vice president of Motorola, executive vice president of Codex Corporation and assistant general manager of the Systems Division of the Foxboro Company. He is president of the TCS Group, a management consulting firm; director of AG-BAG International Limited, a farm equipment supplier, a director of Walpole Massachusetts Cooperative Bank; and a managing director of the Nassau Group, a private investment banking company.

Philip W. Welsh
He was elected treasurer in May, 1995 and was appointed vice president and chief financial officer in January, 1998. Prior to January, 1998 he served as the director of finance. He received his bachelor of science degree in business from the Pennsylvania State University in 1979 and his master of business administration from the California State University at Long Beach in 1987. Before joining the Company in 1992, he had worked for Hughes Aircraft Company in Los Angeles, California as a finance and accounting manager.

               Compliance with Section 16(a) of the Exchange Act

The Company believes that all directors, executive officers and holders of more than 10% of the Company's common stock complied with all Section 16(a) filing requirements in the fiscal year ended December 31, 1997, except for the following: Mr. Dounoucos filed a late Form 5 with respect to one transaction and failed to include on his Form 5 an additional transaction, each of which occurred in 1997 under stock-based compensation plans maintained by the Company for non-employee directors; Mr. Grenback did not file a required Form 4 with respect to three transactions occurring in 1997; and each of Messrs. Allen, Aker, Grenback, James and Soderstrom failed to file a Form 5 with respect to two transactions under stock-based compensation plans maintained by the Company for non-employee directors.

                           Environment One Corporation
                                   Form 10-KSB
                                Part III (con't.)

Item 10. Executive Compensation

Compensation of Executive Officers

The following table sets forth information concerning compensation paid by the Company to (i) all persons who served as chief executive officer of the Company during 1997, and (ii) the other most highly compensated executive officers whose annual salary and bonus during 1997 exceeded $100,000.

                                                                                                 Long Term
                                                                                               Compensation
                                                    Annual Compensation                            Awards
                                     --------------------------------------------------           ---------
                                                                          Other Annual            Options/            All Other
Name and                             Salary              Bonus             Compensation              SARs             Compensation
Principal Position      Year            $                 ($)                  ($)                   (#)                ($) (1)
- ------------------      ----            -                 ---                  ---                   ---                -------

Stephen V. Ardia        1997         150,000            224,148               70,000                25,000              45,906
Chairman of the         1996          46,222            113,816               47,500                23,182              21,474
Board, President &      1995               0                  0               45,000               101,818                   0
CEO since 9/1/96

Mark E. Alexander       1997          91,250             81,817                                      6,000              16,758
Vice-President -        1996          79,232             37,575                                      4,000               7,172
Marketing               1995          60,000             35,906                                      6,000              16,000

David M. Doin           1997          79,100             59,103                                      5,000              12,107
Vice President -        1996          76,400             28,985                                      2,000               5,535
Sales                   1995          76,400             20,000                                      5,000                   0

George A. Earle         1997          77,851             48,030                                      4,000               9,534
Director of             1996          71,400             27,091                                      2,500               5,169
Engineering             1995          71,400             10,685                                      6,000                   0

Philip W. Welsh         1997          77,750             58,091                                      6,000              11,897
Vice President -        1996          71,000             26,936                                      4,000               5,141
Finance, Chief          1995          69,769              3,610                                      6,000                   0
Financial Officer,
Treasurer


(1)      For 1997, represents the Corporation's  matching contribution under the
         Deferred   Compensation  Plan  for  Certain   Executive   Employees  of
         Environment One Corporation.

                           Environment One Corporation
                                   Form 10-KSB
                                Part III (con't.)

                         Executive Compensation (cont.):


Option Grants in Last Fiscal Year

The following table provides further information on grants of stock options pursuant to the Company's Amended and Restated Stock Option Plan and 1996 Incentive Compensation Plan in fiscal year 1997, with respect to each of the named executive officers in the Summary Compensation Table.

                                     % of Total Options            Exercise or
                    Options         Granted to Employees            Base Price          Expiration
Name              Granted (#)          in Fiscal Year                  ($/Sh)             Date
- ----              -----------          --------------                  ------             ----
S. Ardia             25,000                 36%                        $7.00            5/15/2007

M. Alexander          6,000                  9%                        $6.50            3/20/2007

D. Doin               5,000                  7%                        $6.50            3/20/2007

G. Earle              4,000                  6%                        $6.50            3/20/2007

P. Welsh              6,000                  9%                        $6.50            3/20/2007


Aggregated Option Exercises in Last Fiscal Year and FY-End Option Value

The following table provides information for the named executive officers with respect to (i) stock options exercised in fiscal year 1997, (ii) the number of stock options held at the end of fiscal year 1997, and (iii) the value of in-the-money stock options at the end of fiscal year 1997.



                                                                Number of Unexercised           Value of Unexercised In-the-Money
                      Shares Acquired       Value               Options at 12/31/97                  Options at 12/31/97
Name                  On Exercise (#)     Realized ($)      Exercisable       Unexercisable       Exercisable      Unexercisable
- ----                  ---------------     ------------      -----------       -------------       -----------      -------------
S. Ardia                    ---             ---              137,501             12,499           $939,549             $43,747

M. Alexander                ---             ---               12,200             15,800             93,421              92,309

D. Doin                     ---             ---               18,750             13,000            153,257              78,467

G. Earle                    ---             ---               15,100             11,400            122,275              67,725

P. Welsh                    ---             ---               11,000             15,000             83,571              85,909

                           Environment One Corporation
                                   Form 10-KSB
                                Part III (con't.)

                         Executive Compensation (cont.):

Employment Agreement and Change of Control Agreement with Mr. Ardia

The Company has entered into an Employment Agreement with Mr. Ardia, providing for Mr. Ardia to serve as the Company's President for a term of one year beginning on the date that the tender offer (the "Offer") of Precision Castparts Corp. ("PCC") and EOC Acquisition Corporation (the "Purchaser") is consummated (see Item 11), after which his employment may be continued on an at-will basis by mutual agreement of the parties. The agreement provides that Mr. Ardia will be paid a base salary at the annual rate of $150,000 (which is consistent with his current salary arrangements). He will be entitled to participate in the Company's bonus plan through December 31, 1998, and in a similar bonus plan during the three month period January 1, 1999 through March 28, 1999. Mr. Ardia will also be entitled to participate in PCC's stock option and stock purchase programs, in accordance with the terms of those programs. Mr. Ardia may terminate the agreement upon thirty days' written notice to the Company any time after the first three months of its effectiveness.

The Company also has a Change in Control Agreement with Mr. Ardia dated January 5, 1998, providing for a payment to Mr. Ardia upon the occurrence of a "Change of Control" (as defined in the agreement) equal to (i) the amount of his annual base salary in effect on the date of the Change of Control, and (ii) an amount equal to the sum of (A) the bonus payable to Mr. Ardia for the year during which the Change of Control occurs, prorated through the date of the Change of Control, plus (b) the average annual bonus paid to Mr. Ardia for the two complete fiscal years that precede the fiscal year during which the Change of Control occurs. In addition, the Company shall waive for twelve months following his termination any required premium payment due from Mr. Ardia to allow him to continue his coverage under the Company's group health plan. A "Change of Control," as defined in the agreement, would occur upon the Purchaser's acceptance for payment and payment for Shares pursuant to the Offer (See Item
11).

Employment Agreements with Messrs. Alexander, Doin, Earle and Welsh

The Company also has entered into two-year Employment Agreements with Mr. Alexander to serve as Vice President of Marketing; Mr. Doin to serve as Vice President, General Manager; Mr. Earle to serve as Director of Engineering; and Mr. Welsh to serve as Vice President of Finance. These agreements provide for an annual salary of $95,000 for Mr. Alexander, $90,000 for Mr. Doin, $80,000 for Mr. Earle, and $80,000 for Mr. Welsh, respectively (which are consistent with their current salary arrangements). Each of the foregoing employees will be entitled to participate in the Company's bonus plan through December 31, 1998, and in a similar bonus program for the three month period January 1, 1999 through March 28, 1999. Thereafter, any bonus program provided will be consistent with bonus programs provided by PCC to similarly situated employees. These employees will also be entitled to participate in PCC's stock option and stock purchase programs, in accordance with the terms of those programs.

The agreements, which may be terminated by either party upon thirty days' written notice, provide for a severance benefit equal to the following: (i) if the employee is terminated before the first anniversary of

                           Environment One Corporation
                                   Form 10-KSB
                                Part III (con't.)



the effective date of the agreement, the remaining balance of the employee's base salary for the portion of year from the date of termination until the first anniversary of the effective date, plus 100% of any calendar year 1998 bonus to which the employee would have been entitled had he or she remained employed by the Company through December 31, 1998, plus the Severance Payment (as defined below); or (ii) if the employee is terminated after the first anniversary of the effective date of the agreement and prior to the second anniversary of the effective date, ten months' pay at the employee's then current salary level (the "Severance Payment"). In addition, the Company shall waive for the remainder of the unexpired term of the agreement any required premium payment due from the employee to allow the employee to continue his or her coverage under the Company's group health plan. The employee is ineligible for the payments described in this paragraph if he or she voluntarily resigns or withdraws from employment, is terminated for "cause" (as defined in the agreement), terminates employment as a result of the expiration of the term of the agreement, breaches certain confidentiality or non-competition provisions in the agreement, or accepts reasonably comparable employment with an affiliate of PCC.

Compensation of Directors

As compensation for attendance at Board and Committee meetings, directors who are not employees of the Company receive a stock grant on September 1st of each year for a number of shares having an aggregate value of $10,000, based upon the fair market value of the Company's common stock at the close of business on the date of grant. In addition, non-employee directors receive a grant of stock options on the third Tuesday of each December. Each such grant to a director relates to a total number of shares of the Company's common stock having an aggregate fair market value, at the close of business on the date of grant, equal to $10,000. The exercise price of these options is fixed at the fair market value of the Company's common stock at the close of business on the date of grant. The Board of Directors believes that this equity-based system of compensation is beneficial in that it more closely aligns the long-term interests of directors with those of the Company's shareholders.

As a general rule, directors who are officers or employees of the Company receive no compensation for attendance at Board or Committee meetings. The Company does have a Letter of Understanding with Mr. Ardia dated May 22, 1995, providing for Mr. Ardia to serve as Chairman of the Board. Pursuant to this Letter of Understanding, Mr. Ardia received a grant of 10,000 shares of common stock in 1997 having an aggregate market value (on the date of grant) of $70,000. In addition, during 1997 Mr. Ardia received an option to purchase 25,000 shares of common stock at an exercise price of $7.00 per share, the market value on the date of grant.

                           Environment One Corporation
                                   Form 10-KSB
                                Part III (con't.)


Item 11. Security Ownership of Certain Beneficial Owners and Management

Security Ownership of Certain Beneficial Owners

The following table sets forth, as of March 3, 1998, the ownership of the Company's common stock by any person who is known by the Company to be the beneficial owner of more than five percent of the common stock.



   Name and Address                Amount and Nature             Percentage of
   of Beneficial Owner          of Beneficial Ownership       Outstanding Shares
   -------------------          -----------------------       ------------------

   Angelo Dounoucos                   243,528(a)                     5.60%
   720 St. Davids Lane
   Schenectady, NY   12309




   Robert and Ardis James             486,317(b)                    11.31%
   Foundation
   80 Ludlow Drive
   Chappaqua, NY   10514




   Cenith Partners L.P.               401,510(c)                     9.35%
   One Financial Center
   Boston, MA   02110


(a) Includes 56,000 shares issuable upon exercise of stock options that are exercisable within 60 days of March 3, 1998, 60,000 shares held jointly with his wife and 7,300 shares held in his wife's IRA.

(b) Includes 3,381 shares held by Robert G. James, 43,400 shares held in custodian accounts for his children, and 3,636 shares issuable upon exercise of currently exercisable stock options held by Robert G. James.

(c) Includes 5,000 shares held by Stephen G. Rabinovitz, sole general partner of Cenith Partners L.P.

                           Environment One Corporation
                                   Form 10-KSB
                                Part III (con't.)


     Security Ownership of Certain Beneficial Owners and Management (cont.):

Security Ownership of Management

The following table sets forth, as of March 3, 1998, the ownership of the Company's common stock by each of the Company's current directors, named executive officers and all directors and executive officers as a group.

                                       Amount and Nature            Percentage of Outstanding
Name                             of Beneficial Ownership(a)(c)                Shares
- ----                             -----------------------------                ------
Walter W. Aker*                           189,377(b)                           4.40%

Lars G. Grenback*                         161,883(b)                           3.77%

John L. Allen*                               7,683                             0.18%

Stephen V. Ardia*+                        190,201(b)                           4.29%

Robert G. James*                          486,317(b)                          11.31%

Angelo Dounoucos*                         243,528(b)                           5.60%

Rolf E. Soderstrom*                        16,683(b)                           0.39%

Mark E. Alexander+                          14,008                             0.33%

David M. Doin+                              24,004                             0.56%

George A. Earle+                            21,094                             0.49%

Philip W. Welsh+                            17,225                             0.40%

All directors and executive              1,395,859(d)                         30.42%
officers as a group

*  Director
+ Executive Officer

(a) Includes all shares for which the named individual possessed sole or shared voting or investment power, even if beneficial ownership has been disclaimed as to any of these shares by the named individual.

(b) The listed amounts include shares as to which certain directors are beneficial owners but not the sole beneficial owner as follows: Mr. Aker's wife holds 15,000 shares; Mr. Ardia's wife holds 2,600 shares in an IRA; Mr. Dounoucos's wife holds 7,300 shares in an IRA, and 60,000 shares jointly with Mr. Dounoucos; Mr. Grenback is President of Svensk Kommunalteknik AB, which holds 153,000 shares, and Mr. Grenback's wife holds 1,000 shares; 435,900 shares are held by the

                           Environment One Corporation
                                   Form 10-KSB
                                Part III (con't.)

     Security Ownership of Certain Beneficial Owners and Management (cont.):

         Robert and Ardis James Foundation and 43,400 shares are held in custodian accounts for Mr. James' children; and Mr. Soderstrom holds 10,000 shares jointly with his wife.

(c) Includes the following shares which the individuals have the right to acquire, within 60 days of the record date, through exercise of stock options issued by the Company: Mr. Aker - 3,636 shares, Mr. Allen - 3,636 shares, Mr. Ardia - 137,501 shares, Mr. Dounoucos - 56,000 shares, Mr. Grenback - 3,636 shares, Mr. James - 3,636 shares, Mr. Soderstrom - 3,636 shares, Mr. Alexander - 13,400 shares, Mr. Doin - 19,750 shares, Mr. Earle - 15,900 shares, Mr. Welsh - 12,200 shares. These shares are included in the total number of shares outstanding for the purpose of calculating the percentage ownership of each of the foregoing individuals and of the group as a whole, but in calculating the percentage of each individual, the number of outstanding shares does not include options of other individuals listed in the table.

(d) Includes 292,831 shares issuable upon exercise of stock options that are exercisable within 60 days of March 3, 1998, and 728,200 shares for which certain directors and executive officers are beneficial owners, but not the sole beneficial owners, as set forth in note (b) above.

Changes in Control

The Company has executed an Agreement and Plan of Merger dated as of February 24, 1998 (the "Merger Agreement") among the Company, the Purchaser, and PCC. The Purchaser is a New York corporation and a wholly owned subsidiary of PCC, an Oregon Corporation

Pursuant to the Merger Agreement, among other things, the Purchaser commenced a tender offer on March 3, 1998 to purchase all of the issued and outstanding shares of the Company's common stock (the "Shares") at a price of $15.25 per Share, net to the seller in cash, as described in the Purchaser's Offer to Purchase dated March 3, 1998 and the related Letter of Transmittal (which Offer to Purchase and related Letter of Transmittal together constitute the "Offer"). The Offer is scheduled to expire at 12:00 midnight, eastern time, on Monday, March 30, 1998, unless extended. The Offer is subject to, among other things, the condition that a number of shares representing not less than 66b percent of all outstanding Shares on a fully diluted basis be validly tendered prior to the expiration of the Offer and not withdrawn (the "Minimum Condition"). The Merger Agreement also provides for the merger of the Purchaser with and in to the Company (the "Merger") as soon as practicable after the consummation of the Offer. Following the consummation of the Merger (the "Effective Time"), the Company will be the surviving corporation and a wholly owned subsidiary of PCC. In the Merger, each Share issued and outstanding immediately prior to the Effective Time (other than Shares held by PCC, the Purchaser or in the treasury of the Company, all of which will be canceled) will be converted into the right to receive cash in the amount of $15.25.

The terms of the Merger Agreement, a summary of the events leading up to the Offer and the execution of the Merger Agreement and other information concerning the Offer and the Merger are contained in the Offer to Purchase and in the Solicitation/Recommendation Statement on Schedule 14D-9 of the Company (the "Schedule 14D-9") with respect to the Offer, which was filed with the Commission on March 3, 1998. Certain other documents (including the Merger Agreement) have been filed with the Commission as Exhibits to the Tender Offer Statement on
Schedule 14D-1 of the Purchaser and PCC and to the Schedule 14D-9.

                           Environment One Corporation
                                   Form 10-KSB
                                Part III (con't.)

Item 12. Certain Relationships and Related Transactions

The Company entered into an Agreement and Plan of Merger with Precision Castparts Corp. (PCC) on February 24, 1998 that is described in Item 11. Pursuant to that, Rolf E. Soderstrom, who is a member of the Company's Board of Directors, is also a managing director of The Nassau Group, Inc. ("Nassau"), an investment banking firm. Nassau has been retained by the Board of Directors to act as a financial advisor to the Company with respect to the Offer and the Merger. Pursuant to an engagement letter with Nassau, the Company (i) has paid Nassau a monthly cash retainer of $5,000 beginning on September 15, 1997 and continuing on the 15th day of each succeeding month during the period of Nassau's engagement; (ii) has issued to Nassau a warrant to purchase 10,000 Shares exercisable within three years of September 22, 1997, the date of the engagement letter, at an exercise price equal to the closing price of a Share on September 22, 1997 ($9.125); and (iii) will pay a transaction fee to Nassau in the amount of 1.1% or the aggregate consideration in a transaction resulting in a sale of the Company (approximately $804,000 based upon the $15.25 per Share Offer Price and the existence of certain long-term indebtedness of the Company) less 50% of the total cash retainer previously paid (the "Transaction Fee"). The Transaction Fee is contingent upon closing of such a transaction. The Company has also agreed to indemnify Nassau and certain related parties against certain liabilities, including liabilities under the federal securities laws.

                           Environment One Corporation
                                   Form 10-KSB
                                Part III (con't.)

Item 13. Exhibits and Reports on Form 8-K

Exhibits

2.1 Agreement and Plan of Merger dated as of February 24, 1998 among PCC, Purchaser and the Company, previously filed March 3, 1998 as Exhibit 1 to the Company's Solicitation/Recommendation Statement on Form 14D-9 (File No. 5-35464), and incorporated by reference.

3.1 Registrant's Certificate of Incorporation, as amended, incorporated by reference to Exhibit 3.1 to Form 10-Q Report for the period ending 6/30/88. (File No. 1-7037)

3.2 Registrant's by-laws, as amended, incorporated by reference to Exhibit 3.2 to Form 10-Q Report for the period ending 6/30/88. (File No. 1-7037)

3.3 Registrant's amendment to Certificate of Incorporation.

4.1 Specimen of Registrant's Common Stock Certificate incorporated by reference to Exhibit 4.0 of Registration Statement. (File No. 2-38321)

4.2 $2,500,000 Secured Working Capital Revolving Line of Credit Loan dated August 19, 1992 between the Registrant and Fleet Bank of New York incorporated by reference to previously filed Form 10-KSB.

4.3 $3,000,000 Loan and Security Agreement dated December 30, 1992 between the Registrant and Fleet Bank of New York incorporated by reference to previously filed Form 10-KSB.

4.4 Note and Secured Revolving Line of Credit Agreement Modification Agreement No. 2 dated March 20, 1995 between the Registrant and Fleet Bank of New York incorporated by reference to previously filed Form 10-KSB.

4.5 Note and Loan and Security Agreement Modification Agreement No. 2 dated March 20, 1995 between the Registrant and Fleet Bank of New York incorporated by reference to previously filed Form 10-KSB.

4.6 Note and Secured Revolving Line of Credit Agreement Modification Agreement No. 3 dated March 30, 1995 between the Registrant and Fleet Bank of New York incorporated by reference to previously filed Form 10-KSB.

4.7 Note and Loan and Security Agreement Modification Agreement No. 3 dated March 30, 1995 between the Registrant and Fleet Bank of New York incorporated by reference to previously filed Form 10-KSB.

4.8 Note and Secured Revolving Line of Credit Agreement Modification Agreement No. 4 dated October 18, 1995 between the Registrant and Fleet Bank of New York incorporated by reference to previously filed Form 10-KSB.

                           Environment One Corporation
                                   Form 10-KSB
                                Part III (con't.)

                    Exhibits and Reports on Form 8-K (con't.)

4.9 Note and Loan and Security Agreement Modification Agreement No. 4 dated October 18, 1995 between the Registrant and Fleet Bank of New York incorporated by reference to previously filed Form 10-KSB.

4.10 Building Loan Agreement Modification Agreement dated November 15, 1995 between the Registrant and Fleet Bank of New York incorporated by reference to previously filed Form 10-KSB.

4.11 $2,500,000 Secured Working Capital Revolving Line of Credit Note dated October 18, 1995 between the Registrant and Fleet Bank of New York incorporated by reference to previously filed Form 10-KSB.

4.12 Note and Secured Revolving Line of Credit Agreement Modification Agreement No. 5 dated June 17, 1996 between the Registrant and Fleet Bank of New York.

4.13 Note and Loan and Security Agreement Modification Agreement No. 5 dated June 17, 1996 between the Registrant and Fleet Bank of New York.

4.14 Note and Secured Revolving Line of Credit Agreement Modification Agreement No. 6 dated June 17, 1997 between the Registrant and Fleet Bank of New York.

4.15 Note and Loan and Security Agreement Modification Agreement No. 6 dated June 17, 1997 between the Registrant and Fleet Bank of New York.

10.1  Registrant's  1972 Stock Option Plan  incorporated by reference to Exhibit
10.1 to Form 10-K Report for the year ended 12/31/88. (File No. 1-7037)

10.2 Registrant's 1996 Incentive  Compensation Plan incorporated by reference to
Exhibit 10.2 to Form 10-KSB for the year ended 12/31/96 by Form S-8 filed 10/31/96. (Registration No.33-15225)

10.3 Registrant's 1996 Incentive Compensation Plan for Non-Employee Directors incorporated by reference to Exhibit 10.3 to Form 10-KSB for the year ended 12/31/96 by Form S-8 filed 10/31/96.
(Registration No. 33-15221)

10.4 Registrant's Non-Employee Directors Stock Grant Plan incorporated by reference to Exhibit 10.4 to Form 10-KSB for the year ended 12/31/96 by Form S-8 filed 10/31/96. (Registration No. 33-15223)

10.5 Registrant's Amended and Restated Stock Option Plan incorporated by reference to Exhibit 10.5 to Form 10-KSB for the year ended 12/31/96 by Form S-8 filed 10/31/96. (Registration No. 33-15227)

10.6 Registrant's Deferred Compensation Plan for Certain Executive Employees of Environment One Corporation incorporated by reference to Exhibit 10.6 to Form 10-KSB for the year ended 12/31/96 by Form S-8 filed 10/31/96. (Registration No. 33-15229)

                           Environment One Corporation
                                   Form 10-KSB
                                Part III (con't.)

                    Exhibits and Reports on Form 8-K (con't.)

10.7 Registrant's Deferred Compensation Plan for Certain Executive Employees of Environment One Corporation incorporated by reference to Exhibit 10.7 to Form 10-KSB for the year ended 12/31/97 by Form S-8 filed 12/23/97. (Registration No. 333-43093)

10.8 Confidentiality Agreement previously filed March 3, 1998 as Exhibit 3 to the Company's Solicitation/Recommendation Statement on Form 14D-9 (File No. 5-35464), and incorporated by reference.

10.9  Employment  Agreement  with Mr.  Ardia  previously  filed March 3, 1998 as
Exhibit 4 to the Company's Solicitation/Recommendation Statement on Form 14D-9 (File No. 5-35464), and incorporated by reference.

10.10 Change in Control Agreement with Mr. Ardia previously filed March 3, 1998 as Exhibit 5 to the Company's Solicitation/Recommendation Statement on Form 14D-9 (File No. 5-35464), and incorporated by reference.

10.11 Form of Employment Agreements with Messrs. Alexander, Doin, Earle, and Welsh previously filed March 3, 1998 as Exhibit 6 to the Company's Solicitation/Recommendation Statement on Form 14D-9 (File No. 5-35464), and incorporated by reference.

23.1 Consent of Independent Auditors, KPMG Peat Marwick LLP.


Reports on Form 8-K

No reports on Form 8-K were filed during the fourth quarter ended December 31, 1997.

                           Environment One Corporation
                                   Form 10-KSB

                                   SIGNATURES

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, Registrant has duly caused this Annual Report to be signed on its behalf by the undersigned, thereunto duly authorized.

Environment One Corporation
(Registrant)


/s/Stephen V. Ardia                                  3/27/98
- -------------------                                  -------
Stephen V. Ardia                                     Date
Chairman, President and CEO

Pursuant to the requirements of the Securities Exchange Act of 1934 this report has been signed by the following persons, which included the chairman and chief executive officer, chief financial officer and a majority of the Board of Directors on behalf of the Registrant and in the capacities and on the dates indicated.


/s/Stephen V. Ardia     3/27/98             /s/Angelo Dounoucos       3/27/98
- ---------------------------------           ---------------------------------
Stephen V. Ardia           Date             Angelo Dounoucos           Date
Chairman, President and CEO                 Director


/s/Philip W. Welsh      3/27/98             /s/Lars Grenback          3/27/98
- ---------------------------------           ---------------------------------
Philip W. Welsh            Date             Lars Grenback              Date
Vice President, CFO and Treasurer           Director


/s/Walter W. Aker       3/27/98             /s/Robert G. James        3/27/98
- ---------------------------------           ---------------------------------
Walter W. Aker             Date             Robert G. James            Date
Director                                    Director


/s/John L. Allen        3/27/98
- ---------------------------------           ---------------------------------
John L. Allen              Date             Rolf E. Soderstrom        Date
Director                                    Director

                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549
                                   FORM 10-QSB

(Mark One)

[X] QUARTERLY REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE
    SECURITIES EXCHANGE ACT OF 1934

                  For the quarterly period ended March 31, 1998

                                       OR

[ ] TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE
    SECURITIES AND EXCHANGE ACT OF 1934



                          Commission File Number 0-5633


                           ENVIRONMENT ONE CORPORATION
                           ---------------------------
                 (Name of small business issuer in its charter)


           New York                                             14-1505298
--------------------------------------------------------------------------------
(State or other  jurisdiction  of                           (IRS Employer
incorporation of organization)                             Identification No.)


   2773 Balltown Road, Niskayuna, NY                            12309-1090
--------------------------------------------------------------------------------
(Address of principal executive offices)                        (Zip Code)


                    Issuer's telephone number (518) 346-6161



Check whether the issuer (1) filed all reports required to be filed by Section 13 or 15(d) of the Exchange Act during the past 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.

                             Yes  [ X ]    No  [   ]

                      APPLICABLE ONLY TO CORPORATE ISSUERS

The number of shares of Common Stock, par value $.10 as of March 31, 1998:
4,295,827.

Transitional Small Business Disclosure Format (check one):

                             Yes  [   ]    No  [ X ]

                           Environment One Corporation
                                   FORM 10-QSB



                                      INDEX





Part I. Financial Information-

Item 1. Financial Statements

         Consolidated Balance Sheets March 31, 1998 and December 31, 1997

         Consolidated Statements of Income for the Three Months Ended March 31,
                  1998 and 1997

         Consolidated Statements of Cash Flows for the Three Months Ended March
                  31, 1998 and 1997

         Notes to Consolidated Financial Statements

Item 2. Management's Discussion and Analysis of Financial
        Condition and Results of Operations

Part II. Other Information

Signatures

                              Part I - Financial Information

Item 1. Financial Statements

                           Environment One Corporation
                           Consolidated Balance Sheets
                      March 31, 1998 and December 31, 1997


                     Assets                            3/31/98           12/31/97
                                                    ------------      ------------
Current Assets
     Cash and Cash Equivalents                      $  3,911,828         1,976,368
     Accounts Receivable, Net                          3,349,153         5,226,859
     Inventories
             Raw Materials                             1,435,246         1,399,533
             Work in Process                             327,853           385,013
             Finished Goods                              549,969           483,906
                                                    ------------      ------------
                                                       2,313,068         2,268,452
Other Current Assets                                     355,503           401,837
                                                    ------------      ------------
     Total Current Assets                              9,929,552         9,873,516
                                                    ------------      ------------

Property, Plant and Equipment
     Land                                                334,491           334,491
     Buildings                                         2,337,099         2,324,333
     Machinery and Equipment                           5,501,228         5,371,630
     Construction in Progress                             19,762            95,393
     Less: Accumulated Depreciation                   (5,003,005)       (4,868,005)
                                                    ------------      ------------
     Net Property, Plant and Equipment                 3,189,575         3,257,842
Other Assets                                             424,481           429,382
                                                    ------------      ------------
Total Assets                                          13,543,608        13,560,740
                                                    ============      ============

      Liabilities and Shareholders' Equity

Current Liabilities
     Current Installments - Long Term Debt               338,100           338,100
     Accounts Payable                                  1,699,130         1,812,407
     Accrued Expenses                                  1,180,169         1,366,913
                                                    ------------      ------------
          Total Current Liabilities                    3,217,399         3,517,420

Deferred Compensation                                    953,429           953,429
Minority Interest                                         63,787            68,760
Long Term Debt                                         1,077,869         1,162,394
                                                    ------------      ------------
      Total Liabilities                                5,312,484         5,702,003
                                                    ------------      ------------

                           Environment One Corporation
                           Consolidated Balance Sheets
                      March 31, 1998 and December 31, 1997


                                                      3/31/98            12/31/97
                                                    ------------      ------------

Shareholders' Equity
     Common Stock at Par Value                           431,621           425,772
     Additional Paid in Capital                        8,577,493         7,969,197
     Retained Earnings  / (Accumulated Deficit)          256,268          (116,119)
                                                    ------------      ------------
                                                       9,265,382         8,278,850
     Less: Treasury Stock at Cost                     (1,034,258)         (420,113)
                                                    ------------      ------------
       Total Shareholders' Equity                      8,231,124         7,858,737
                                                    ------------      ------------

Total Liabilities and Shareholders' Equity          $ 13,543,608        13,560,740
                                                    ============      ============

(See Accompanying Notes to Consolidated Financial Statements)

                             Environment One Corporation
                          Consolidated Statements of Income
                  For the Three Months Ended March 31, 1998 and 1997


                                                    Three Months Ended March 31,
                                                 -------------------------------
                                                     1998               1997
                                                 -----------        -----------
Revenue                                          $ 5,431,521          4,547,725
                                                 -----------        -----------

Costs and Expenses

          Cost of Sales                            3,134,768          2,934,433

          Selling and Marketing                      779,627            601,876

          General and Administrative                 916,443            738,377

          Interest Expense, Net                        3,605             41,984

          Other Income, Net                           (3,209)            (2,489)
                                                 -----------        -----------

Total Expenses, Net                                4,831,234          4,314,181
                                                 -----------        -----------


Net Income Before Taxes                              600,287            233,544

Income Tax Expense                                   227,900             88,600
                                                 -----------        -----------

Net Income                                       $   372,387            144,944
                                                 ===========        ===========

Per Share Amounts:

Basic Earnings per Common Share                  $      0.09               0.03
Diluted Earnings per Common Share                       0.08               0.03
                                                 ===========        ===========

(See Accompanying Notes to Consolidated Financial Statements)

                                   Environment One Corporation
                              Consolidated Statements of Cash Flows
                        For the Three Months Ended March 31,1998 and 1997


                                                                    Three Months Ended March 31,
                                                                  ------------------------------
                                                                      1998                1997
Cash Flows-Operating Activities:

Net Income                                                        $   372,387          144,944

Adjustments to Reconcile Net Earnings
to Net Cash Provided (Used) by Operating Activities:

Depreciation and Amortization                                         139,901          144,117
Decrease (Increase) - Accounts Receivable, Net                      1,877,706          425,143
Decrease (Increase) - Inventories                                     (44,616)        (199,549)

Decrease (Increase) - Prepaid Expenses                                 46,334         (119,026)
Decrease (Increase) - Other L/T Assets                                      0            6,044

Increase (Decrease) - Accounts Payable                               (113,277)        (438,660)

Increase (Decrease) - Accrued Expenses and Other Liabilities         (186,744)        (234,068)

Increase (Decrease) - Minority Interest                                (4,973)          11,803
                                                                  -----------      -----------

Net Cash Provided (Used) by Operating Activities                    2,086,718         (259,252)
                                                                  -----------      -----------
Cash Flows Used in Investing Activities:
Capital Expenditures                                                  (66,733)        (122,899)
                                                                  -----------      -----------

Cash Flows From Financing Activities:

Increase (Decrease) - Book Overdraft                                        0           87,904

Increase (Decrease) - Note Payable to Bank                                  0          379,000

Increase (Decrease) - Long Term Debt                                  (84,525)         (84,524)

Issuance of Common Stock                                                    0            7,101
                                                                  -----------      -----------

Net Cash Provided (Used) by Financing Activities                      (84,525)         389,481
                                                                  -----------      -----------

Net Increase (Decrease) in Cash and Cash Equivalents                1,935,460            7,330

Cash and Cash Equivalents at Beginning of Period                    1,976,368           62,637
                                                                  -----------      -----------

Cash and Cash Equivalents at End of Period                        $ 3,911,828           69,967
                                                                  ===========      ===========

                                   Environment One Corporation
                              Consolidated Statements of Cash Flows
                        For the Three Months Ended March 31,1998 and 1997


                                                                    Three Months Ended March 31,
                                                                  ------------------------------
                                                                      1998                1997
Supplemental disclosure of non-cash financing activity:

  Issuance of 58,489 in 1998 and 65,681 in 1997
   shares of common stock held in trust,
   recorded as treasury stock as part of the Company's
   deferred compensation plan for certain executive officers      $   614,135          369,461
                                                                  ===========      ===========

Cash paid during the year for:
   Interest                                                       $    33,332           46,406
                                                                  ===========      ===========
   Income Taxes                                                   $   252,874          274,811
                                                                  ===========      ===========

(See Accompanying Notes to Consolidated Financial Statements)

                           Environment One Corporation
                   Notes to Consolidated Financial Statements
               For the Three Months Ended March 31, 1998 and 1997

                                   (Unaudited)

         1. In the opinion of management, the accompanying unaudited consolidated financial statements contain all adjustments, which are only of a normal recurring nature, necessary to fairly present Environment One Corporation's financial position as of March 31, 1998 and December 31, 1997 as well as the results of operations and cash flows for the three months ended March 31, 1998 and 1997. Operating results for any quarter are not necessarily indicative of results for any future periods.

         2. Net earnings per share computations are based on basic and diluted number of shares of Common Stock outstanding for the periods ending March 31, 1998 and 1997. The basic and diluted number of shares of Common Stock outstanding for the periods ending March 31, 1998 and 1997 are 4,294,527 and 4,495,400 for 1998 and 4,218,121 and 4,388,470 for 1997.


Item 2. Management's Discussion and Analysis of Financial Condition and Results of Operations


Results of Operations

The following information should be read in conjunction with the consolidated financial statements and notes thereto included in Item 1 of this Quarterly Report, and the consolidated financial statements and notes thereto and Management's Discussion and Analysis of Financial Condition and Results of Operations contained in the Company's Annual Report on Form 10-KSB for the year ended December 31, 1997.

Revenue for the period increased $884,000, or 19.4% over the same period last year. Increases from the quarter ended March 31, 1997 were recorded in both Sewer Systems and Detection Systems businesses.

Revenue from the Company's Sewer Systems business continues to show improvement over prior periods. Management is of the opinion that the addition of a more powerful distribution network, increases in the number and size of municipal projects, continued growth in the overall market and realignment of its sales territories accounts for this growth and bodes well for future growth.

As part of the Detection Systems business revenue increase, sales of the Company's Generator Condition Monitor showed significant improvement as the Company was able to complete shipment on two large international projects during the period. Sales of the Company's Hydrogen Control Cabinet also improved over the prior period due to continued market acceptance and completion of delivery on a large international project.

Cost of Sales increased $200,000 when compared to the same period last year. Expressed in percent of sales, cost of sales decreased from 64.5% in the first three months of 1997 to 57.7% in the three months ended March 31, 1998. The improvement in gross margin is mainly attributable to product sales mix resulting from strong sales of the Company's Detection Systems business products. Increased expenses in indirect non-labor categories of scrap, maintenance, professional services and miscellaneous manufacturing costs were recognized during the period ending March 31, 1998.

Selling and Marketing costs increased $178,000 compared to the first quarter of 1997. The majority of this increase resulted from increased expenditures in travel and living, advertising, promotion, trade shows and miscellaneous marketing costs as the Company continues its effort to support the Sewer Systems business distribution network.

General and Administrative costs, including research and development, increased $178,000 over the same period last year. Research and development costs increased $36,000 while other general and administrative costs increased $142,000.

Increased expenditures in other general and administrative costs are attributable to increases in legal, consultant and directors fees along with miscellaneous expenses. Partially offsetting these increases was a reduction in the accrual for growth performance sharing expense. In the first quarter of 1996, the Company implemented a new growth performance sharing plan to take the place of its profit sharing plan. Targets for growth in sales and operational earnings along with return on assets were established and are reviewed on an annual basis. Quarterly expense accruals are made based on the performance of the Company.

Interest expense decreased $38,000 over the first three months of 1997. During the period in 1998, the Company had no borrowing against its line of credit and only incurred interest expense on long term debt.


                        Financial Position and Liquidity
                   (all figures rounded to the nearest 000's)


Cash needs for the first three months of 1998 were met primarily by cash provided by operations. Highlighting the operating cash category was a reduction of $1,900,000 in accounts receivable. Capital expenditures declined to $67,000 from $123,000 during the same period last year. Short term borrowing remained at $0 while during the same period last year the Company increased its borrowing by $379,000.

Continued control over inventory, operating expenses and capital expenditures along with forecasted cash receipts will enable the Company to meet its day-to-day working capital requirements in the near term.

  Cautionary Statement for the Purposes of the "Safe Harbor" Provisions of the
                Private Securities Litigation Reform Act of 1995


The Private Securities Litigation Reform Act of 1995 (the "Act") provides a "safe harbor" for forward-looking statements to encourage companies to provide prospective information about themselves while limiting unwarranted litigation, provided that the statements are identified as forward-looking and are accompanied by meaningful cautionary statements regarding important factors that could cause actual results to differ materially from those projected in the statement. The Company desires to take advantage of the "safe harbor" provisions of the Act, and is including the information set forth below in the Form 10-QSB to point out the inherent difficulties in predicting the impact of certain factors.

While the Company believes that its assumptions underlying any forward-looking statements are reasonable, the following information includes important factors which could cause the Company's actual results to differ materially from any result which might be projected, forecasted, estimated, or budgeted by the Company in its forward-looking statements, whether contained in this Form 10-QSB or otherwise.

1. Heightened competition, including the intensification of price competition, the entry of new competitors, and the introduction of new products by new and existing competitors.
2.   Failure to obtain new customers or retain existing customers.
3. Adverse publicity and news coverage impacting the Company's reputation and sales potential.
4.   Inability to carry out marketing and sales plans due to unforeseen factors.
5. Significant economic downturns in the geographic market areas serviced by the Company.
6. Higher service, administrative, or general expenses occasioned by the need for additional advertising, marketing, administrative, or management information systems expenditures.
7. A lack of availability of raw materials, necessary manufacturing equipment, or contract manufacturers to meet the Company's needs.
8. Underutilization of the Company's manufacturing resources, resulting in production inefficiencies and higher costs.
9. Start-up expenses, inefficiencies, delays, and increased depreciation costs in connection with the start of production in new facilities and expansions of existing facilities.
10. The acquisition of fixed and other assets, including inventory and receivables, and the making or incurring of any expenditures and expenses, including but not limited to depreciation and research and development expenses.
11. Any revaluation of assets or related expenses and the amount of, and any changes to, tax rates.
12.  Loss or retirement of key executives.
13. Any activities of parties with which the Company has agreements or understandings, including matters affecting any investment or joint venture in which the Company has an investment.

14. The amount, type, and cost of the financing available to the Company, and any changes to that financing.
15.  Adverse results in significant litigation or regulatory proceedings.
16. Adverse changes in laws, regulations, interpretations, and enforcement policies affecting the company and its business operations.
17. Natural disasters, work stoppages, and other events beyond the control of the Company.


The foregoing list of factors should not be construed as exhaustive, or as any admission regarding the adequacy of disclosures made by the Company prior to the filing of this Form 10-QSB.

                           Environment One Corporation
                                   FORM 10-QSB


                           Part II - Other Information

                                Change in Control

On February 24, 1998 the Company entered into an Agreement and Plan of Merger among the Company, Precision Castparts Corp. (PCC), an Oregon Corporation, and a wholly owned subsidiary of PCC, EOC Acquisition Corp. (Purchaser) for the Purchaser to acquire all shares (fully diluted) of common stock of the company for $15.25 per share. This agreement is explained in the Company's Solicitation / Recommendation Statement on Form 14D-9 filed with the Commission on March 3, 1998. At the close of the tender offer on March 30, 1998, approximately 86% of the shares had been tendered. On April 2, 1998, PCC accepted the tendered shares for payment. PCC is currently in the process of calling a special meeting of shareholders to be held sometime in June, 1998. At that meeting, PCC intends to complete the merger of the Purchaser into the Company.


                                   SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                                 ENVIRONMENT ONE CORPORATION


Date: May 13, 1998                               By:/s/Stephen V. Ardia
                                                    -------------------
                                                    Stephen V. Ardia
                                                    Chairman, President and CEO




Date: May 13, 1998                               By:/s/Philip W. Welsh
                                                    ------------------
                                                    Philip W. Welsh
                                                    Chief Financial Officer
                                                    Treasurer

[X] PLEASE MARK VOTES                REVOCABLE PROXY
    AS IN THIS EXAMPLE         ENVIRONMENT ONE CORPORATION

    SPECIAL MEETING OF SHAREHOLDERS            Authorization,   For   Against   Abstain
             JUNE 11, 1998                   approval and       [ ]     [ ]       [ ]
     THIS PROXY IS SOLICITED BY THE          adoption of an Agreement and Plan of
           BOARD OF DIRECTORS.               Merger dated as of February 24, 1998, by
                                             and among the Company, a New York
  The undersigned hereby appoints            corporation, Precision Castparts Corp.,
William C. McCormick and William D.          an Oregon corporation ("PCC"), and EOC
Larsson as proxies, each with power          Acquisition Corporation, a New York
to appoint his substitute, and hereby        corporation and direct wholly owned
authorizes each of them to represent and     subsidiary of PCC ("EOC"), pursuant to
vote all the shares of common stock of       which (A) EOC would be merged with and
Environment One Corporation (the             into the Company, with the Company
"Company") held of record by the             surviving the merger, (B) the Company
undersigned on May 13, 1998, that the        would thereupon become a wholly owned
undersigned would be entitled to vote if     subsidiary of PCC, and (C) each
personally present at the Special            outstanding share of the Company's
Meeting to be held on June 11, 1998, or      common stock, par value $.10 per share
at any adjournment or postponement           (the "Shares"), other than Shares held
thereof, (1) as specified herein the         by EOC, PCC or the Company, would be
matter listed herein and more fully          converted into the right to receive
described in the Notice of Special           $15.25 in cash, without interest.
Meeting and Proxy Statement of said
meeting, receipt of which is                   THE BOARD OF DIRECTORS UNANIMOUSLY
acknowledged, and (2) in their               RECOMMENDS A VOTE "FOR" THE ABOVE
discretion on such other matters as          PROPOSAL.
may properly come before the meeting
or any adjournment or postponement             The shares represented by this proxy will
thereof.                                     be voted as directed by the shareholder. IF
                                             NO DIRECTION IS GIVEN, SHARES WILL BE VOTED
                                             FOR THE PROPOSAL.

                                               THIS PROXY WILL BE VOTED FOR THE PROPOSAL
                                             UNLESS INSTRUCTIONS TO THE CONTRARY ARE
                                             INDICATED. Please note that abstaining from
                                             the vote on the proposal will have the same
  Please be sure to sign  --------------     effect as a vote AGAINST the proposal.
    and date this Proxy   | Date       |
     in the box below.    |            |       Please sign exactly as your name appears
----------------------------------------     on this Proxy. When shares are held by
|                                      |     joint tenants, both should sign. When
|                                      |     signing as attorney, executor,
|                                      |     administrator, trustee or guardian, please
|                                      |     give full title as such. If a corporation,
|                                      |     please sign in full corporate name by an
|                                      |     authorized officer. If a partnership,
-----Shareholder-----Co-holder (if------     please sign in partnership name by an
     sign above      any) sign above         authorized person.

---------------------------------------------------------------------------------------

       Detach above card, sign, date and mail in postage paid envelope provided.

                               ENVIRONMENT ONE CORPORATION
                                   2773 Ballstown Road
                             Niskayuna, New York 12309-1090

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